                       SCHEDULE 14A INFORMATION STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [ ] Preliminary Proxy Statement

      [ ] Confidential, for use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

      [X] Definitive Proxy Statement

      [ ] Definitive Additional Materials

      [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

          (1)   Title of each class of securities to which transaction applies:

          (2)   Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)   Proposed maximum aggregate value of transaction:

          (5)   Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:

          (2)   Form, Schedule or Registration Statement No.:

          (3)   Filing Party:

          (4)   Date Filed:

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                      2005

                           [UNITED BANCORP INC. LOGO]
                              Post office Box 248
                            Tecumsch Michigan 49286

                           [UNITED BANCORP INC. LOGO]

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 19, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 19, 2005 at 4:30 p.m., local time, for the following purposes:

1. To elect three directors constituting Class II of the Board of Directors, to serve for three years until the 2008 Annual Meeting of Shareholders and upon the election and qualification of their successors.

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 25, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2005. A copy of the disclosure statement for either of the subsidiary banks of United Bancorp, Inc. may be obtained by contacting Dale L. Chadderdon, at the address listed below.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Dale L. Chadderdon
                              --------------------------------------------------
March 15, 2005                Dale L. Chadderdon
                              Executive Vice President & Chief Financial Officer

Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286
- Phone 517.423.8373 - Fax 517.423.5041

                           [UNITED BANCORP INC. LOGO]

                              2004 PROXY STATEMENT
                                TABLE OF CONTENTS

Introduction                                                                           1

Proposal 1 - Election of Directors                                                     2

Directors and Executive Officers                                                       3

     Legal Proceedings                                                                 3

     Information Concerning Nominees and Incumbent Directors                           3

     Information Concerning Executive Officers                                         4

Communicating with the Board of Directors                                              4

     Committees and Meetings of the Board of Directors                                 5

Compensation of Directors and Executive Officers                                       7

     Compensation of Executive Officers                                                7

     Compensation of Directors                                                        10

     Employment Contracts                                                             10

     Repricing of Stock Options                                                       10

     Compensation & Governance Committee Interlocks and Insider Participation         10

     Compensation & Governance Committee Report on CEO Compensation                   11

Stock Performance Graph                                                               12

Security Ownership of Certain Beneficial Owners                                       12

Security Ownership of Management                                                      13

Directors, Executive Officers, Principal Shareholders and their Related Interests -
 Transactions with the Banks                                                          14

Beneficial Ownership Reporting Compliance                                             14

Relationship With Independent Public Accountants                                      15

Other Matters                                                                         15

Management's Discussion and Analysis of Financial Condition                          A-1

Audit & Compliance Review Committee Charter                                          B-1

Compensation & Governance Committee Charter                                          C-1

                           [UNITED BANCORP INC. LOGO]

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company" or "UBI") of the accompanying Proxy to be used at the 2005 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 19, 2005 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 15, 2005.

The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 25, 2005 will be entitled to notice of and to vote at the Annual Meeting. On February 25, 2005, there were 2,361,262 shares of the Common Stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposal to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. IF NO INSTRUCTIONS ARE SPECIFIED IN THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN FAVOR OF THE NOMINEES NAMED IN PROPOSAL 1 PRESENTED AT THE ANNUAL MEETING BY THE BOARD OF DIRECTORS. Any Proxy may be revoked by the person giving it at any time prior to being voted, either by giving another Proxy bearing a later date or by notifying the Secretary of the Company, Dale L. Chadderdon, at the Company's principal executive offices, in writing of such revocation or by attending the Annual Meeting and voting in person.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Executive Vice President & Chief Financial Officer, at the principal executive offices of the Company by November 14, 2005.

                         PLANNING TO ATTEND THE MEETING?

If your Company stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and this Proxy Statement is being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the Meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the Meeting, and should instruct your broker or nominee how to vote on your behalf, unless you have a legal proxy from the shareholder of record appointing you as its proxy. If you have any questions about the meeting or require special assistance, please call Diane Skeels, at (517) 423-1760.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2005 Annual Meeting of Shareholders ("Class II Directors") are John H. Foss, Patricia
M. Garcia and David S. Hickman.

The Board of Directors has by resolution nominated three individuals for election as Class II Directors at the 2005 Annual Meeting of Shareholders, two of whom are incumbent Class II Directors. Directors Foss and Hickman have been nominated for re-election. Director Garcia does not intend to stand for re-election to the Board of United Bancorp, Inc., but will continue to serve on the Board of Directors of United Bank & Trust - Washtenaw. The Board of Directors has by resolution nominated James G. Haeussler as a Class II Director. Mr. Haeussler is not currently a Director of the Company, but is a Director of United Bank & Trust - Washtenaw.

Those persons who are elected as Class II Directors at the 2005 Annual Meeting of Shareholders will hold office for three years, until their terms expire at the 2008 Annual Meeting of Shareholders and upon the election and qualification of their successors. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve or the proxies may vote the shares to elect any substitute nominee recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting,) Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the three highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

It is intended that the shares represented by Proxies in the accompanying form will be voted FOR the election of the three Board nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THREE DIRECTORS

                        DIRECTORS AND EXECUTIVE OFFICERS

LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings. The Company's subsidiary banks ("Banks") are involved in ordinary routine litigation incident to its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Banks. Neither the Banks nor the Company are involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Banks, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Banks.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director.

                                                                                                       DIRECTOR
                             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                                SINCE
DIRECTOR NOMINEES - TERMS EXPIRING IN 2008 (CLASS II)

John H. Foss, age 62; Director (since 2001), La-Z-Boy Inc.; Retired (since 2001) Director, Vice
President, Treasurer and Chief Financial Officer, Tecumseh Products Company, manufacturer of compressors and refrigeration components, engines, and power train components,
Tecumseh, MI (to 2001); Director of United Bank & Trust ("UBT")                                          1992

James G. Haeussler, age 46; President, Peters Building Company, Saline, MI; Director of United Bank
& Trust - Washtenaw ("UBTW") since 2001                                                                   N/A

David S. Hickman, age 64; Chairman and Chief Executive Officer of the Company, Tecumseh, MI;
Chairman of the Board, Director of UBT; Director of UBTW since 2001                                      1985

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2006 (CLASS III)

Joseph D. Butcko, age 63; Co-owner, Saline Properties, Inc., Saline, MI; Director of UBTW since
2003. Director of UBT (to 2003)                                                                          1997

Robert K. Chapman, age 61; President and Chief Executive Officer, Director of UBTW (since 2001);
President of the Company (since 2003); Vice Chairman of the Company (2001-2003); Executive Vice
President and Chief Financial Officer, Wells Fargo Home Mortgage, Des Moines, IA (1997-2000);            2001

George H. Cress, age 68; Chairman of UBTW (since 2001); President and C.E.O., Ann Arbor Area
Community Foundation, Ann Arbor, MI (1997-2001)                                                          2001

Kathryn M. Mohr, age 42; Partner, Robison, Curphey & O'Connell, Attorneys; Adrian, MI and Toledo,
OH; Director of UBT                                                                                      2003

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2007 (CLASS I)

James D. Buhr, age 56; Owner, J.D. Buhr & Company, LLC, corporate finance advisors, Ann Arbor, MI
(2001 to present); Group Manager of Michigan Investment Banking, McDonald & Company (1986-
2001); Director of UBTW since 2001                                                                       2004

James C. Lawson, age 57; General Manager, Boley Fuels, Inc., Tecumseh, MI; Director of UBT               1986

Donald J. Martin, age 65; President and Director, Martin's Home Center, hardware and furniture store,
Tecumseh, MI; Director of UBT                                                                            1985

David E. Maxwell, age 65; Retired (since 2001) Executive Vice President and Chief Operating Officer;
Director, Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI
Director of UBT                                                                                          1986

None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended. Mr. Foss is a director of La-Z-Boy Inc.

With the exception of Directors Hickman and Chapman, all Directors meet the NASDAQ standards for Director independence.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.

                                                                                            EXECUTIVE
                           NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                   OFFICER SINCE
David S. Hickman, age 64; Chairman & Chief Executive Officer of the Company;
Chairman of the Board of UBT; Director of UBI, UBT and UBTW                                   1985

Robert K. Chapman, age 61; President (since 2003) of the Company; President & Chief
Executive Officer (since 2001) of UBTW; Director of UBTW and UBI (since 2001); Vice
Chairman (2001-2003) of the Company; Executive Vice President and Chief Financial
Officer, (1997-2000) Wells Fargo Home Mortgage                                                2001

Randal J. Rabe, age 46; Executive Vice President of the Company (since 2003); President
(2003) & Chief Executive Officer (2005) and Director (since 2003) of UBT; Group
Controller, LifeStyle Furnishings International, Ltd, High Point, N.C. (1998-2003)            2003

Dale L. Chadderdon, age 56; Executive Vice President & Chief Financial Officer (2005)
of the Company; Senior Vice President, Secretary and Treasurer of the Company (to
2004); Executive Vice President and Chief Financial Officer of UBT (to 2004); Chief
Financial Officer (since 2001) of UBTW                                                        1987

Thomas C. Gannon, age 51; Senior Vice President - Human Resources &
Communication of the Company (2005); Vice President (2001-2004) of the Company;
Senior Vice President - Human Resources & Communication, UBT (to 2004)                        1998

John A. Odenweller, age 57; Senior Vice President - Operations & Technology of the
Company (2005); Vice President (2001-2004) of the Company; Senior Vice President -
Operations & Technology, UBT (to 2004)                                                        2001

Lori Laurent Smith, age 36; Senior Vice President and Chief Marketing Officer (2004);
Senior Vice President, Campbell-Ewald Advertising Agency, Warren, MI (2002-2004);
Vice President, Harte-Hanks Direct Marketing, New York, NY (1998-2001)                        2004

COMMUNICATING WITH THE BOARD

Shareholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to David S. Hickman, Chairman & Chief Executive Officer, United Bancorp, Inc., P.O. Box 248, Tecumseh, MI 49286. All shareholder communications will be forwarded to the Board, the Committee or the director as indicated in the letter. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

The Company encourages Directors to attend the Annual Meeting of Shareholders. All Directors of the Company except for Joseph D. Butcko attended the April 20, 2004 Annual Meeting of Shareholders.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2004, the Board of Directors of the Company met a total of six times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member.

Audit Committee Report, Charter, and Independence

The Board of Directors of the Company has appointed an Audit and Compliance Review Committee ("Audit Committee") consisting of Joseph D. Butcko, John H. Foss and Patricia M. Garcia. The Committee met four times during the year ended December 31, 2004. Each of these members meets the requirements for independence set forth under the Sarbanes-Oxley Act and in Rule 4200(a)(15) of the listing standards of NASDAQ. While the Company is not subject to these standards, it has chosen to comply with them voluntarily. In addition, the Board of Directors determined that Mr. Foss has met the qualifications to be considered an "audit committee financial expert" as set forth under rules adopted by the Securities Exchange Commission.

One of the functions of the Audit Committee is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the financial reporting of the Company and its subsidiaries. The Audit Committee also reviews examination reports of the Federal and State regulatory agencies and selects the Company's independent auditors. The Audit Committee makes periodic reports to the Board of Directors regarding these matters. The Company retained BKD LLP ("BKD") as external auditors beginning with the year ended December 31, 2002. The Committee has selected BKD as the Company's external auditors for 2005.

The Board of Directors has adopted a written charter for the Audit and Compliance Review Committee, a copy of which is attached as Attachment B. The Board of Directors reviews and approves changes to the Audit and Compliance Review Committee Charter annually.

The Company does not contract for the services of BKD in matters other than audit of financial statements and tax services, and they are compensated for their services.

The Audit Committee reports that with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2004, included in the Company's Annual Report to Shareholders:

- The Audit Committee has reviewed and discussed the Company's 2004 audited consolidated financial statements with the Company's management.

- The Audit Committee has discussed with its independent auditors, BKD, the matters required to be discussed by SAS (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

- The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the auditors the auditor's independence from the Company.

Based on the review and the discussions referenced in the three paragraphs above, the Audit Committee recommended to the Board of Directors that the Company's 2004 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities Exchange Commission.

                                           Audit and Compliance Review Committee
                                                     Joseph D. Butcko
                                                     John H. Foss
                                                     Patricia M.Garcia

Compensation & Governance Committee

The Board of Directors of the Company has established a Compensation & Governance Committee, which addresses matters relating to employment, compensation, and management performance while maintaining appropriate interaction with its subsidiary bank boards. The Compensation & Governance Committee serves as the nominating committee for the Board of Directors of the Company. The Board of Directors has adopted a written charter for the Committee, a copy of which is attached as Attachment C.

The Committee met four times during 2004, and is composed of the following Directors of the Company: James D. Buhr, George H. Cress, John H. Foss, David E. Maxwell and James C. Lawson. All members of the Company's Compensation & Governance Committee meet the NASDAQ standards for independence. While the Company is not subject to these standards, it has chosen to comply with them voluntarily.

The Compensation & Governance Committee will consider shareholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company's bylaws. The bylaws provide that no less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the secretary of the corporation setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the corporation which are beneficially owned by each such nominee and
(iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee. The Compensation & Governance Committee will review and evaluate such shareholder nominations in the same manner as it evaluates all other nominees.

When considering candidates for nomination to the Board, the Committee considers a number of factors. The Committee believes that a viable Board candidate should:

-     Be a shareholder of United Bancorp, Inc.

- Be willing and able to devote full interest and attendance to the Board and its committees

- Bring all their financial business to the Company, including personal and business accounts

-     Lend creditability to the Company and enhance its image

-     Help develop business and promote the Company and its subsidiaries

-     Provide advice and counsel to the CEO

-     Maintain integrity and confidentiality at all times.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the total compensation awarded to, earned by, or paid during 2004, 2003 and 2002 to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company who had total annual salary and bonus that exceeded $100,000:

                                                                             SECURITIES   ALL OTHER
                                                    ANNUAL COMPENSATION      UNDERLYING    COMPEN-
          NAME AND PRINCIPAL POSITION            YEAR   SALARY    BONUS (1)  OPTIONS (2)  SATION (3)
-----------------------------------------------  ----  ---------  ---------  -----------  ----------
David S. Hickman, Chairman and C.E.O. of the     2004  $ 250,000   $ 92,377     2,588      $130,891
Company; Chairman of UBT                         2003    240,000     92,208     2,480       139,392
                                                 2002    225,000    127,170     1,947       149,425

Robert K. Chapman, President of the Company;     2004  $ 231,750   $ 82,441     2,500      $ 29,550
President and Chief Executive Officer of UBTW    2003    225,000    103,811     2,310        31,100
                                                 2002    200,000     75,849     1,786        32,600

Randal J. Rabe, Executive Vice President of the  2004  $ 180,250   $ 52,521     2,000      $ 21,478
Company; President and Chief Executive Officer   2003    150,096     43,546     1,050        18,587
of UBT

John J. Wanke, Executive Vice President of the   2004  $ 147,500   $ 37,146     1,300      $ 29,085
Company; Executive Vice President & Chief        2003    147,800     33,786     1,785        34,730
Lending Officer of UBT (4)                       2002    150,800     75,752     1,566        44,724

Dale L. Chadderdon, Executive Vice President &   2004  $ 133,900   $ 37,013     1,800      $ 23,895
Chief Financial Officer of the Company; Chief    2003    130,000     36,738     1,680        27,850
Financial Officer of UBTW                        2002    120,000     49,524     1,246        32,851

(1) Executive and other officers and employees of the Company and the Banks receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits as measured by return on equity, and is subject to change with the approval of the Board of Directors. The bonus amounts listed were earned in the year shown, but were paid to participants following the end of the year.

      Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in the form of shares of Company stock. Amounts deferred under this plan are included in the above table in the Bonus column.

(2) The number of shares granted for each option is adjusted in accordance with the plan to reflect stock dividends issued

(3) The amounts listed above under "All other Compensation" include the following items:

                       (a)      (b)       (c)       (d)
David S. Hickman    $ 18,450  $10,916  $ 12,200  $ 89,325
Robert K. Chapman     18,450      - -    11,100       - -
Randal J. Rabe        17,708      - -     3,770       - -
John J. Wanke         15,605    7,780     5,700       - -
Dale L. Chadderdon    14,935    4,960     4,000       - -

(a) Contributions to the Company's Employee Savings Plan, commonly known as a 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution".

      (b) Bonus amounts that were previously deferred as part of a former bonus program, now discontinued. Under that program, bonuses for Executive Officers were accumulated over a five-year period, subject to an annual payment of 50% of the awarded bonus. Since amounts accrued pursuant to the plan were not unconditional and were subject to future events, only the amount actually paid for the years listed were included in the Compensation Table. With the discontinuation of that plan, previously deferred amounts are paid out over a five-year period, and the current year payout is included in the total shown.

      (c) Life insurance premiums paid by the Company for the benefit of the officers.

      (d) Contributions to the Company's Supplemental Employment Retirement Plan ("SERP"). The purpose of the SERP is to provide executive management of the Company with additional retirement compensation, in order to achieve an overall targeted level of retirement benefits. Under current guidelines, Mr. Hickman is the only person currently covered by this plan. Under the SERP, which became effective January 1, 2000, Mr. Hickman is entitled to receive upon his retirement, at his election, a monthly retirement benefit of $5,088 per month for 180 monthly payments, or a single sum payment in an amount actuarially equal to the 180 monthly retirement benefits.

      (4) Mr. Wanke ceased being an executive officer of the Company as of January 1, 2005. He continues to hold the position of Executive Vice President & Chief Lending Officer of UBT.

Stock Option Plans

The Board of Directors of the Company strongly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders with the interests of its shareholders. At the 2000 Annual Meeting of Shareholders, the Company adopted its 1999 Stock Option Plan ("1999 Plan"), and options were first granted under the 1999 Plan on May 10, 2000. At the 2004 Annual Meeting of Shareholders, the Company adopted its 2005 Stock Option Plan ("2005 Plan"). Options granted under the plans are Non-Qualified Stock Options as defined in Internal Revenue Service regulations. The terms of no options were extended during the year.

The following tables set forth information concerning stock options granted to and exercised by the named executive officers of the Company during 2004 under the 1999 Plan.

                         TABLE OF OPTION GRANTS IN 2004

                    OPTIONS GRANTED IN FISCAL YEAR  EXERCISE   EXPIRATION     GRANT DATE
      NAME          # OF SHARES (1)     % OF TOTAL  PRICE (1)     DATE     PRESENT VALUE (2)
------------------  ---------------     ----------  ---------  ----------  -----------------
David S. Hickman         2,717             11.6%      60.00    01/09/2014     $ 14,745
Robert K. Chapman        2,625             11.2%      60.00    01/09/2014       14,243
Randal J. Rabe           2,100              9.0%      60.00    01/09/2014       11,395
John J. Wanke            1,365              5.8%      60.00    01/09/2014        7,406
Dale L. Chadderdon       1,890              8.1%      60.00    01/09/2014       10,255

     TABLE OF AGGREGATED OPTION EXERCISES IN 2004 AND YEAR END OPTION VALUES

                                                  NUMBER OF SHARES      VALUE OF UNEXERCISED
                    OPTIONS EXERCISED IN 2004  UNDERLYING UNEXERCISED        IN-THE-MONEY
                    -------------------------   OPTIONS AT YEAR END    OPTIONS AT YEAR END (4)
                       SHARES                   -------------------    -----------------------
                    ACQUIRED ON      VALUE      EXER-         UNEXER-    EXER-         UNEXER-
      NAME            EXERCISE   REALIZED (3)  CISABLE        CISABLE  CISABLE         CISABLE
------------------  -----------  ------------  -------        -------  --------       --------
David S. Hickman        4,095       $ 92,705    1,851          5,157   $ 38,249       $ 66,411
Robert K. Chapman       3,646         77,454    2,039          4,888     42,847         62,289
Randal J. Rabe            263          3,042      101          2,838      1,642         26,671
John J. Wanke             - -            - -    3,527          3,180     83,205         45,008
Dale L. Chadderdon      1,337         25,216    1,445          3,517     30,325         44,733

Notes:

(1) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued. The number of shares granted for each option is also adjusted to reflect stock dividends issued.

(2) Grant Date Present Value was calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 3.05%, volatility of 8.88%, expected life of 5 years, and dividend rate of 2.15%.

(3) The value realized is the difference between the market bid price of the Common Stock of the Company at the time of exercise and the option exercise price (adjusted for stock dividends), times the number of shares acquired on exercise.

(4) The value shown is based on the market bid price of the Common Stock of the Company on December 31, 2004 of $67.00, net of the option exercise price (adjusted for stock dividends).

The following table sets forth certain information as of December 31, 2004 regarding the Company's stock based awards. The Company does not have any equity compensation plans that have not been approved by security holders.

                      EQUITY COMPENSATION PLAN INFORMATION

                                    (a) NUMBER OF                               (C) NUMBER OF SECURITIES
                                   SECURITIES TO BE                              REMAINING AVAILABLE FOR
                                ISSUED UPON EXERCISE   (B) WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                   OF OUTSTANDING      EXERCISE PRICE OF        EQUITY COMPENSATION PLANS
                                OPTIONS, WARRANTS AND  OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
            PLAN CATEGORY       RIGHTS AS OF 12/31/04  WARRANTS AND RIGHTS (1)  REFLECTED IN COLUMN (A)).
Equity compensation plans
  approved by security holders

      Stock Option Plans                100,976                 $ 48.04                    175,000
      Director Retainer                  18,281                   67.00                      N/A
      Deferred Bonus                      4,407                   67.00                      N/A
                                        -------
         Subtotal                       123,664                   51.52                    175,000
Equity compensation plans not
  approved by security holders            None                     None                      None
         Total                          123,664                 $ 51.52                    175,000

(1) Shares represented by the Director Retainer Stock Plan and the Senior Management Bonus Deferral Plan are shown at the market bid price of the Common Stock of the Company on December 31, 2004.

COMPENSATION OF DIRECTORS

The table below shows the fees payable to Directors of the Company and its subsidiary banks during 2004.

                                                     UNITED BANCORP,  SUBSIDIARY BANK
TYPE OF FEE                                             INC. BOARD         BOARDS
Annual Retainer:
    Non-employee Chairman                                 None            $20,000
    All Directors                                         None              4,000
Meeting Attended:
    Board of Directors                                    $400                400
    Compensation, Audit and other Board Committees:
       Chairman                                            275                275
       All Others                                          225                225

Each Director of the Company or its subsidiaries who is not actively employed by the Company received options for 1,000 shares of Stock upon inception of the 2005 Plan. No Director who is also an employee of either the Company or the Banks received any compensation for their services as a Director or Committee Member of the Company or the Banks.

Directors who are not employees do not participate in any of the Banks' employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman, Mr. Chapman, Mr. Rabe and Mr. Wanke are the only Directors of the Company or the Banks that are paid a salary and are eligible for employee benefits.

Under the Director Retainer Stock Plan approved by shareholders in 1996, Directors have the option of deferring all or part of their annual Bank Board retainers and Bank Board meeting fees.

EMPLOYMENT CONTRACTS

The Company utilizes annual employment contracts with each of the Executive Officers of the Company and the Banks. Under the terms of the contracts, Executive Officers are entitled to up to one year of severance pay in the event of termination for most reasons other than those relating to job performance. In return, each Executive Officer agrees not to compete in the financial services industry within the Banks' designated CRA communities for a predetermined period of time following termination, and agrees to the results of arbitration in the event of a dispute. The employment contracts also include a change in control provision. Terms of employment contracts for all Executive Officers are identical except for the salaries of the individuals, and include participation in the Executive Officer bonus plan, Senior Management Bonus Deferral Stock Plan and stock option plans.

REPRICING OF STOCK OPTIONS

No repricing of outstanding stock options occurred during 2004, other than those relating to stock dividend transactions that equally affect all holders of the Common Stock of the Company. As a result of the 5% stock dividend paid May 28, 2004, the per-share option price of outstanding stock options was adjusted to reflect the stock dividend paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company reports that no officer, or employee or former officer of the Company or any of its subsidiaries served as a member of the Compensation

Committee during 2004. In addition, the Committee reports that, other than for relationships involving subsidiaries of the Company:

      1. No Executive Officer of the Company serves on the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company;

      2. No Executive Officer of the Company serves as a Director of an other entity, one of whose Executive Officers served on the Compensation Committee of the Company;

      3. No Executive Officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

COMPENSATION & GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company has developed an overall compensation strategy that ties a significant portion of executive compensation to both individual performance and overall institutional success, including enhancement of shareholder value. The objectives of this strategy are to reward executives for the enhancement of shareholder value, support a performance-oriented environment that rewards executives for Company performance as compared to that of other financial institutions, and attract, retain, motivate and reward key executives critical to the long-term success of the Company.

The key elements of the Company's executive compensation program consist of a base salary, the right to receive an annual performance-based bonus and to participate in various incentive compensation plans including the Senior Management Bonus Deferral Stock Plan, the Company's 401(k) Plan and the Company's Stock Option Plans. The Company maintains a Supplemental Employment Retirement Plan, and Mr. Hickman is the only person currently covered by this Plan.

The Compensation Committee reviews and recommends to the Board of Directors the compensation paid to Executive Officers of the Banks and the amounts paid, if any, to officers under the Banks' incentive compensation plans. The Committee reviews the compensation of executive officers of banks and bank holding companies in the $500 million to $1 billion asset peer group, and the Company's compensation objective is to provide salaries to its Executive Officers at a level between the midpoint and the 75th percentile of that peer group. In addition, the incentive compensation plan for senior managers, introduced by the Company in 2002, is based primarily on return on equity performance, and provides incentive compensation that is dependent on financial performance of the Company. Compensation for Mr. Hickman is established by the Compensation Committee in a manner consistent with the compensation objectives for all Executive Officers of the Banks.

                                             Compensation & Governance Committee

                                                        John H. Foss, Chairman
                                                        James D. Buhr
                                                        George H. Cress
                                                        James C. Lawson
                                                        David E. Maxwell

                           [STOCK PERFORMANCE GRAPH]

The following chart shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the NASDAQ Bank Index and the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The graph assumes $100 invested on December 31, 1999. The total return assumes reinvestment of dividends.

                           [STOCK PERFORMANCE GRAPH]

             TOTAL SHAREHOLDER RETURN CUMULATIVE YEARLY PERCENTAGE

DECEMBER 31   1999   2000   2001   2002   2003   2004
UBI          100.0  114.6  125.6  142.3  175.6  198.3
S&P 500      100.0   89.8   78.1   59.9   75.7   82.6
NASDAQ Bank  100.0  114.7  126.2  131.9  171.4  190.6
Index

The NASDAQ Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the NASDAQ National Market System as well as the Small Cap Market. The Index contains various types of NASDAQ listed banks and savings institutions and related holding companies, establishments performing functions closely related to banking, such as check cashing agencies, currency exchanges, safe deposit companies and corporations for banking abroad. The index is made up of approximately 527 institutions.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of February 25, 2005, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 25, 2005.

                                                           AMOUNT AND NATURE OF  PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    CLASS
Lilley & Co., a nominee of United Bank & Trust as Trustee          249,744 (1)     10.58%
P.O. Box 248
Tecumseh, MI  49286

Comerica Bank as Trustee                                           148,084 (2)      6.27%
One Detroit Center
Detroit, MI  48275

      (1) UBT as Trustee has sole voting and sole investment powers with respect to 168,414 of the shares, and shared voting and shared investment powers with respect to the remaining 81,330 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

      (2) The Trust Department of Comerica Bank has sole voting powers with respect to 5,145 shares and shared voting power with respect to 142,939 shares, as disclosed pursuant to its Schedule 13G filed with the Securities and Exchange Commission February 11, 2005.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name and address of each of the incumbent Directors and Director Nominees of the Company and the Banks, and Executive Officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 8, 2005, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the Incumbent Directors, Director Nominees and Executive Officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2004, according to information furnished to the Company by said persons.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has voting power, shared voting power, sole investment power or shared investment power. Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Options granted under the Company's Stock Option Plan are included in the table to the extent that they are vested or will vest within ninety days of the record date.

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP  TOTAL    % OF
                                                           (A)       (B)   (C)VESTED    (D) TOTAL  SHARES  TOTAL
  NAME OF BENEFICIAL OWNER                                SHARED     SOLE    OPTIONS   SOLE (B+C)  (A+D)     (1)
DIRECTORS OF UNITED BANCORP, INC. AND SUBSIDIARY BANKS
David N. Berlin                                              -      3,277        -        3,277     3,277      *
Philip G. Bowen                                              -          -        -            -         -      *
Stephanie H. Boyse                                           -        758      728        1,486     1,486      *
James D. Buhr                                                -        215      728          943       943      *
Joseph D. Butcko                                           897(2)   9,377    1,276       10,653    11,550      *
Robert K. Chapman                                        1,393(2)   4,839    4,343        9,182    10,575      *
Garry R. Clift                                             105(2)       -      364          364       469      *
George H. Cress                                            320(2)   3,074        -        3,074     3,394      *
Patrick D. Farver                                          506(2)       -    1,276        1,276     1,782      *
John H. Foss                                                 -      2,407        -        2,407     2,407      *
Patricia M. Garcia                                           -        344    1,215        1,559     1,559      *
James G. Haeussler                                           -      7,113    1,215        8,328     8,328      *
David S. Hickman                                             -     39,124    4,302       43,426    43,426  1.81%
Scott F. Hill                                            1,473(2)     626    1,276        1,902     3,375      *
Ann Hinsdale Knisel                                          -        283    1,276        1,559     1,559      *
Jeffrey A. Kuhman                                            -     22,077    1,276       23,353    23,353      *
James C. Lawson                                         22,688(2)  12,676        -       12,676    35,364  1.47%
Robert G. Macomber                                       4,888(2)       -        -            -     4,888      *
Donald J. Martin                                             -     61,689    1,276       62,965    62,965  2.62%
David E. Maxwell                                         4,474     34,644    1,276       35,920    40,394  1.68%
Kathryn M. Mohr                                          2,077        363        -          363     2,440      *
Richard R. Niethammer                                        -      1,142    1,276        2,418     2,418      *
Judith P. Nold                                               -        143    1,158        1,301     1,301      *

                                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP    TOTAL     % OF
                                                                       (A)        (B)   (C) VESTED  (D) TOTAL   SHARES     TOTAL
     NAME OF BENEFICIAL OWNER                                         SHARED     SOLE     OPTIONS   SOLE (B+C)  (A+D)       (1)
DIRECTORS OF UNITED BANCORP, INC. AND SUBSIDIARY BANKS (CONTINUED)
Randal J. Rabe                                                         262           -       794         794       1,056       *
Jeffrey T. Robideau                                                  9,796      20,323     1,276      21,599      31,395   1.31%
Paul G. Saginaw                                                          -         110     1,215       1,325       1,325       *
Edward A. Shaffran                                                       -         388     1,215       1,603       1,603       *
Edward D. Surovell                                                       -       4,491     1,215       5,706       5,706       *
John J. Wanke                                                        1,181       1,566     5,155       6,721       7,902       *
Katherine E. White                                                       -         105       346         451         451       *
DIRECTORS EMERITUS
M. H. Downing                                                        6,980 (2)   9,711         -       9,711      16,691       *
Chris L. McKenney                                                        -       6,141     1,215       7,356       7,356       *
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Dale L. Chadderdon                                                  10,554       3,011       625       3,636      14,190       *
Thomas C. Gannon                                                         -         618     1,910       2,528       2,528       *
John A. Odenweller                                                       -       1,437     3,147       4,584       4,584       *
Lori Laurent Smith                                                       -           -         -           -           -       *
                                                                                                                 -------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (36 PERSONS)                                                     362,040  15.09%

      (1) The symbol "*" shown in this column indicates ownership of less than 1% of the current outstanding Common Stock of the Company, which is the Company's only class of voting securities.

      (2) Includes stock with shared voting and investment power and no direct ownership interest

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
      INTERESTS - TRANSACTIONS WITH THE BANKS

Directors and Executive Officers of the Company, and their related interests, were clients of and had transactions (including loans and commitments to lend) with the Banks in the ordinary course of business during 2004. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2004 to all Directors and Executive Officers of the Company, as a group, and their related interests was $43,349,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date, and is in compliance with Regulation O.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all officers, Directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has engaged BKD as its independent public accountants to audit the Company's financial statements for the year ending December 31, 2005. BKD has been engaged as the Company's independent public accountants to audit the Company's financial statements since the year ended December 31, 2002.

The following table details the fees billed by BKD during the fiscal years ended December 31, 2004 and 2003, by category of fee:

                       2004      2003
                    ---------  --------
Audit Fees          $ 111,486  $ 75,999
Audit Related Fees        - -       500
Tax Fees                4,000     6,000
All Other                 - -       - -
                    ---------  --------
Total               $ 115,486  $ 82,499

Audit fees consist of fees for the audit of the Company's financial statements, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements. Tax fees consist of fees billed for tax compliance, tax advice and tax planning.

The Company's Audit Committee has concluded that the provision of services covered under the captions "Audit Related Fees" and "Tax Fees" with respect to BKD is compatible with BKD maintaining its independence, and were pre-approved by the Committee. None of the hours expended on BKD's engagement to audit the consolidated financial statements for the year ended December 31, 2004 were attributed to work performed by persons other than BKD's full-time, permanent employees.

A representative of BKD is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                                  By Order of the Board of Directors

                                  /s/ Dale L. Chadderdon
                                  ----------------------------------------------
March 15, 2005                    Dale L. Chadderdon
                                  Senior Vice President, Secretary and Treasurer

                                   APPENDIX A

                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

The Business of United Bancorp, Inc.                                                     A-1

Management's Discussion and Analysis of Financial Condition and Results of Operations
    Executive Summary                                                                    A-3
    Results of Operations                                                                A-3
    Financial Condition                                                                  A-9
    Liquidity, Funds Management and Market Risk                                         A-14
    Capital Resources                                                                   A-17
    Contractual Obligations                                                             A-17
    Prospective Accounting and Regulatory Changes                                       A-18
    Critical Accounting Policies                                                        A-19
    Forward-Looking Statements                                                          A-20

Statement of Management Responsibility                                                  A-21
Report of Independent Registered Public Accounting Firm                                 A-22

Consolidated Financial Statements
    Consolidated Balance Sheets                                                         A-23
    Consolidated Statements of Income                                                   A-24
    Consolidated Statements of Cash Flows                                               A-25
    Consolidated Statements of Changes in Shareholders' Equity                          A-26
    Notes to Consolidated Financial Statements                                          A-27

NATURE OF BUSINESS

United Bancorp, Inc. is a Michigan Bank Holding Company headquartered in Tecumseh, Michigan. The Company's subsidiary banks (the "Banks") have local Boards of Directors and are locally managed. The Banks offer a full range of financial services through a system of seventeen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Companywide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.

                                    Page A-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of United Bancorp, Inc. (the "Company") and its subsidiary banks, United Bank & Trust ("UBT") and United Bank & Trust - Washtenaw ("UBTW").

In accordance with Rule 14a-3 (c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the information contained in the narrative and tabular information and in the consolidated financial statements and notes thereto is provided solely for the information of shareholders and the Securities and Exchange Commission (the "Commission"). Such information shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Exchange Act (except as provided in Rule 14a-3) or to the liabilities of Section 18 of the Exchange Act, unless, and only to the extent that, it is expressly incorporated by reference into the Form 10-K of the Company for its fiscal year ended December 31, 2004.

BACKGROUND

The Company is a financial holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act. The Company has corporate power to engage in such activities as permitted to business corporations under the Michigan Business Corporation Act, subject to the limitations of the Bank Holding Company Act and regulations of the Federal Reserve System. The Company's subsidiary banks offer a full range of services to individuals, corporations, fiduciaries and other institutions. Banking services include checking, NOW accounts, savings, time deposit accounts, money market deposit accounts, safe deposit facilities and money transfers. Lending operations provide real estate loans, secured and unsecured business and personal loans, consumer installment loans, and check-credit loans, home equity loans, accounts receivable and inventory financing, equipment lease financing and construction financing.

The Company's Banks offer the sale of nondeposit investment products through licensed representatives in their banking offices, and sell credit and life insurance products. In addition, the Company and/or the Banks are co-owners of Michigan Banker's Title Insurance Company of Mid-Michigan LLC and Michigan Bankers Insurance Center, LLC, and derive income from the sale of various insurance products to banking clients. UBT operates a trust department, and provides trust services to UBTW on a contract basis. The Trust & Investment Group offers a wide variety of fiduciary services to individuals, corporations and governmental entities, including services as trustee for personal, corporate, pension, profit sharing and other employee benefit trusts. The department provides securities custody services as an agent, acts as the personal representative for estates and as a fiscal, paying and escrow agent for corporate customers and governmental entities, and provides trust services for clients of the Banks. These products help to diversify the Company's sources of income.

While unemployment in Michigan in recent months is generally higher than in many areas of the U.S., the markets served by the Banks are only marginally impacted. In particular, the Ann Arbor market has much lower unemployment levels than does the rest of the State. While recent downturns in the economy have impacted some small companies, in general the Banks have not felt the impact of this decline. In addition, in part through the addition of its Ann Arbor subsidiary in 2001, the Company continues to gain market share in its market areas.

                                    Page A-2

EXECUTIVE SUMMARY

Net income of the Company for 2004 improved over 2003 as a result of increased net interest income and reduced expenses, and in spite of declining noninterest income. Net interest income increased while spread and net interest margin declined, as balance sheet growth helped to offset declining margins. Noninterest income was down from 2003, with substantially all of this decline resulting from a significant reduction in income from the sale and servicing of mortgage loans in the secondary market. At the same time, increases in most other categories of noninterest income helped to offset much of this shortfall. The Company's provision for loan loss and other expenses were virtually flat from 2003.

The second half of 2004 was stronger than the first half of the year, as net interest income continued its steady improvement quarter over quarter. Noninterest income was relatively stable in the last three quarters of the year, and expenses were consistent between quarters. The chart below shows the trends of the major components of earnings for the four quarters of 2004.

in thousands of dollars, where appropriate        4th Qtr     3rd Qtr    2nd Qtr     1st Qtr
------------------------------------------        -------     -------    -------     -------
Net interest income before provision              $ 6,031     $ 5,926    $ 5,676     $ 5,664
Provision for loan losses                             253         229        304         262
Noninterest income                                  2,771       2,797      2,898       2,544
Noninterest expense                                 5,649       5,553      5,812       5,632
Federal income tax provision                          816         839        707         598
Net income                                        $ 2,084     $ 2,102    $ 1,751     $ 1,716
Return on average assets (a)                         1.27%       1.30%      1.13%       1.12%
Return on average shareholders' equity (a)          13.38%      13.80%     11.83%      11.71%

      (a) Annualized

RESULTS OF OPERATIONS

Earnings Summary and Key Ratios
Consolidated net income improved 3.6% over record levels achieved in 2003, with growth at United Bank & Trust - Washtenaw contributed significantly to that improvement. This percentage increase compares to an increase in 2003 of 3.5% over 2002 levels. Shifts in the yield curve caused the Company's net interest margin to tighten in spite of the asset-sensitive position of the balance sheet. This tightening was offset by strong growth in loans and deposits, and net interest income improved 4.3% over the prior year, following a decline in 2003 over 2002.

At the same time, noninterest income declined 6.9% from record levels achieved in 2003, as income from the sale and servicing of residential real estate mortgages in the secondary market declined. This reduction of income was offset in part by increases in other areas, as the diversity of the Company's earnings stream was evident. Expenses were down slightly from 2003, as was the provision for loan loss. The end result was an improvement in net income, while return ratios were not as strong as prior periods.

                                    Page A-3

Return on average assets declined for the third year in a row, as the Company had to work harder to make money with its assets. The same situation has occurred with return on average equity, which declined in both 2003 and 2004. In each case, the reduced return ratios were the result of asset and equity growth that outpaced earnings growth. At the same time, book value per share and cash dividends per share continue to provide improving returns to shareholders.

The chart below shows trends in these and other ratios. All figures are adjusted to reflect stock dividends.

                                                                                   5 Year
        Performance Ratios                      2004        2003       2002       Average
--------------------------------------         -------     -------    -------      -------
Return on average assets                          1.21%       1.25%      1.28%      1.21%
Return on average shareholders' equity           12.72%      13.30%     14.02%     12.80%
Average equity to average total assets             9.5%        9.4%       9.2%
Dividend payout ratio                             42.0%       39.9%      39.5%
Book value per share                           $ 26.42     $ 24.56    $ 22.89
Cash dividends per share                       $ 1.364     $ 1.261    $ 1.212

Book value per share is based on shares outstanding at December 31 of 2,355,097 for 2004, 2,336,211 for 2003 and 2,331,528 for 2002 as adjusted for stock dividends. Dividends per share does not include contingently issuable shares, and is based on average adjusted shares outstanding of 2,352,347 for 2004, 2,334,002 for 2003 and 2,327,187 for 2002, as adjusted for stock dividends.

Net Interest Income
United Bancorp, Inc. derives the greatest portion of its income from net interest income. During the historically unique changes in interest rates during 2002, the Company benefited as its cost of funds decreased more quickly than did its yield on earning assets. As interest rates declined in 2002 and 2003, the Banks took the opportunity to lengthen the maturity of their liabilities, in preparation for future increases in interest rates. This had the impact of reducing net interest income in anticipation of rising rates in future periods.

While this strategy was basically sound, interest rates did not increase consistently across the yield curve, and the rising rates in 2004 have not improved net interest income as much as if the entire yield curve had shifted up. This resulted in tightening of tax equivalent interest spread and net interest margin, in spite of rising rates. However, continued growth of the Company's balance sheet offset this tightening, and net interest income increased 4.3% in 2004 over 2003, compared to a decline of 2.2% in the prior year.

Yields on earning assets declined from 5.79% in 2003 to 5.57% in 2004, with the greatest portion of that decline occurring in the loan portfolio. Cost of funds also declined, but tax equivalent spread moved from 3.91% in 2003 to 3.82% in 2004. Net interest margin experienced a similar decline, dropping from 4.23% in 2003 to 4.12% in 2004.

The table below provides insight into the various components of net interest income, as well as the results of changes in balance sheet makeup that have impacted the margin.

                                    Page A-4

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES

Dollars in Thousands                          2004                             2003                            2002
                                            --------                         --------                        --------
                                 Average                Yield/     Average               Yield/    Average              Yield/
ASSETS                           Balance    Interest     Rate      Balance   Interest     Rate     Balance   Interest    Rate
                                ----------  --------    ------    ---------  --------    ------   ---------  --------   ------
Interest earning assets (a)
    Federal funds sold          $    3,906  $     51     1.30%    $  19,287  $    214     1.11%   $  10,975  $    175    1.60%
    Taxable securities              75,755     2,058     2.72%       66,860     2,218     3.32%      64,210     2,789    4.34%
    Tax exempt securities (b)       28,981     1,680     5.80%       30,672     1,791     5.84%      33,010     2,154    6.53%
    Taxable loans                  469,749    28,426     6.05%      424,719    27,138     6.39%     407,093    29,042    7.13%
    Tax exempt loans (b)             1,387        92     6.63%        1,385        95     6.85%       1,649       125    7.55%
                                ----------  --------              ---------  --------             ---------  --------
    Total interest
    earning assets (b)             579,778  $ 32,306     5.57%      542,923  $ 31,456     5.79%     516,937  $ 34,285    6.63%
Cash and due from banks             21,052                           17,959                          15,059
Premises and equipment, net         14,232                           14,375                          14,840
Intangible assets                    3,469                            3,469                           3,469
Other assets                        20,278                           14,823                           8,745
Unrealized gain on securities
    available for sale                 570                            1,434                           1,508
Allowance for loan losses           (5,698)                          (5,256)                         (4,831)
                                ----------                        ---------                       ---------
Total Assets                    $  633,681                        $ 589,727                       $ 555,727
                                ==========                        =========                       =========

LIABILITIES AND SHAREHOLDERS'
EQUITY
Interest bearing liabilities
NOW accounts                    $  115,140  $    696     0.60%    $ 100,809  $    633     0.63%   $  90,495  $    848    0.94%
Savings deposits                   175,658     1,671     0.95%      164,959     1,614     0.98%     143,735     2,016    1.40%
CDs $100,000 and over               38,853     1,138     2.93%       26,783     1,033     3.86%      29,886     1,394    4.66%
Other int. bearing deposits        106,496     2,950     2.77%      120,966     3,358     2.78%     138,379     4,722    3.41%
                                ----------  --------              ---------  --------             ---------  --------
Total int. bearing deposits        436,147     6,455     1.48%      413,517     6,638     1.61%     402,495     8,980    2.23%
Short term borrowings                2,447        38     1.55%          138         1     0.62%         533         8    1.41%
Other borrowings                    42,343     1,930     4.56%       38,265     1,869     4.88%      30,893     1,728    5.59%
                                ----------  --------              ---------  --------             ---------  --------
Total int. bearing liab.           480,937     8,423     1.75%      451,920     8,508     1.88%     433,921    10,716    2.47%
                                ----------  --------                         --------                        --------
Nonint. bearing deposits            86,156                           75,511                          64,699
Other liabilities                    6,398                            6,735                           6,205
Shareholders' equity                60,190                           55,561                          50,902
                                ----------                        ---------                       ---------
Total Liabilities and
    Shareholders' Equity        $  633,681                        $ 589,727                       $ 555,727
                                ==========                        =========                       =========
Net interest income (b)                     $ 23,884                         $ 22,948                        $23,569
                                            ========                         ========                        =======
Net spread                                               3.82%                            3.91%                          4.16%
Net yield on interest earning assets (b)                 4.12%                            4.23%                          4.56%
Ratio of interest earning assets to
    interest bearing liabilities                         1.21                             1.20                           1.19

(a) Non-accrual loans and overdrafts are included in the average balances of loans.

(b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.

                                    Page A-5

The following tables support the fact that the increase in net interest income during 2004 was a result of balance sheet growth, offset in part by changes in yields and rate. For the year, the net increase in net interest income as a result of changes in volume was 66% larger than the decline resulting from changes in rate.

These tables demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.

                                         2004 compared to 2003           2003 compared to 2002
                                     Increase (decrease) due to:       Increase (decrease) due to:
                                    -----------------------------    -------------------------------
   In thousands of dollars          Volume      Rate        Net      Volume      Rate        Net
-------------------------------     -------    -------     ------    --------   --------    -------
Interest earned on:
    Federal funds sold              $  (194)   $    31     $ (163)   $    104   $    (65)   $     39
    Taxable securities                  272       (433)      (161)        111       (681)       (570)
    Tax exempt securities               (98)       (12)      (110)       (146)      (218)       (364)
    Taxable loans                     2,776     (1,488)     1,288       1,219     (3,123)     (1,904)
    Tax exempt loans                      -         (3)        (3)        (19)       (11)        (30)
                                    -------    -------     ------    --------   --------    --------
      Total interest income         $ 2,756    $(1,905)    $  851    $  1,269   $ (4,098)   $ (2,829)

Interest expense on:
    NOW accounts                    $    87    $   (24)    $   63    $     88   $   (303)   $   (215)
    Savings deposits                    103        (46)        57         268       (670)       (402)
    Interest bearing CDs of
    100,000 or greater                  393       (288)       105        (135)      (226)       (361)
    Other int. bearing deposits        (401)        (6)      (407)       (550)      (814)     (1,364)
    Short term borrowings                34          3         37          (4)        (3)         (7)
    Other borrowings                    191       (130)        61         378       (237)        141
                                    -------    -------     ------    --------   --------    --------
      Total interest expense        $   407    $  (491)    $  (84)   $     45   $ (2,253)   $ (2,208)
                                    -------    -------     ------    --------   --------    --------
Net change in net
interest income                     $ 2,349    $(1,414)    $  935    $  1,224   $ (1,845)   $   (621)

Provision for Loan Losses
The Company's charge-offs within its loan portfolio increased in 2004, following a decline in 2003. At the same time, recoveries were up from 2003 levels. While 2004 net charge-offs of $779,000 were well above 2003 levels, they are slightly ahead of 2002 figures, during a period of strong loan growth. The provision for 2004 was consistent with the prior two years, and was just below 2003 levels. This provision provides for currently anticipated losses inherent in the current portfolio, and Management continues to evaluate its allocation methodology to assure that the Banks are adequately protected against these losses.

The Company has consistently low to moderate levels of nonperforming loans, and loan loss history continues to compare favorably to peers. The use of an independent loan review function for business loans and careful monitoring of loans by Management allows the Banks to maintain a high level of quality in their loan portfolios. These factors combine with the Company's level of residential real estate loans to support an allowance as a percent of total loans at a level that Management believes is appropriate for the risks in its loan portfolio.

                                    Page A-6

Noninterest Income

Total noninterest income declined 6.9% in 2004 over 2003. This follows increases of 18.2% and 15.7% in 2003 and 2002, respectively. Substantially all of this decline was a result of slowed activity in the sale of residential real estate loans in the secondary market, and that decline will be discussed further. The following table summarizes changes in noninterest income by category for 2004 and 2003, in thousands of dollars where appropriate.

Change in Categories of Noninterest Income

                                              2004        2003      Change      2002    Change
                                            --------    --------   --------   -------   ------
Service charges on deposit accounts         $  2,774    $  2,623      5.8%    $ 2,330     12.6%
Trust & Investment fee income                  3,754       3,104     20.9%      2,888      7.5%
Gains (losses) on securities transactions        (29)        105   -127.6%         15    600.0%
Loan sales and servicing                       1,222       2,988    -59.1%      2,001     49.3%
ATM, debit and credit card fee income          1,469       1,442      1.9%      1,386      4.0%
Sales of nondeposit investment products          721         751     -4.0%        786     -4.5%
Bank owned life insurance                        443         250     77.2%          -      0.0%
Other income                                     656         559     17.4%        593     -5.7%
                                            --------    --------      ---     -------     ----
  Total Noninterest Income                  $ 11,010    $ 11,822     -6.9%    $ 9,999     18.2%
                                            ========    ========      ===     =======     ====

Service charges on deposit accounts were up 5.8% in 2004, compared to an increase of 12.6% in 2003 and 8.4% in 2002 This is consistent with the fact that total deposits grew 5.4% during 2004, with short-term deposit products making up a larger portion of total deposits. Those categories of deposits generate fee income, while certificates of deposit do not. No significant changes were made in the Company's service charge structure during the year.

The Trust & Investment Group of UBT continues to provide a steady contribution to the Company's income statement, as fee income improves with the growth of the Department. 2004 was a particularly strong year, as fee income grew 20.9% over the prior year. Continued improving conditions in the financial markets began to be reflected in Trust fee income in 2003, and strong markets in 2004 combined with excellent growth to provide the earnings improvement for the year. At December 31, 2004, assets managed by the Department were $616.9 million, compared to $579.7 million at the end of 2003 and $483.4 million at the end of 2002. The Trust department implemented a small fee increase late in 2004, which provided minimal benefit to 2004 earnings. Future increases in Trust fee income are dependent on the growth of the Department and the market value of assets managed.

The Banks generally market their production of fixed rate long-term residential mortgages in the secondary market, and retain adjustable rate mortgages for their portfolios. The Company maintains a portfolio of sold residential real estate mortgages, which it continues to service. This servicing provides ongoing income for the life of the loans. During 2003, clients continued to exhibit a preference for fixed rate loans as market rates declined, resulting in a greater proportion of those loans originated by the Banks being sold in the secondary market. This unprecedented activity in residential mortgages during 2003 resulted in record earnings from this source.

During 2004, this volume of residential mortgage origination and refinancing slowed, resulting in a considerable reduction in fees from the sale of those loans on the secondary market. Income from loan sales and servicing declined 59.1% in 2004 over 2003, following an increase of 49.3% in 2003 compared to 2002. As anticipated as a result of the slowdown in refinancing volume in 2004, the Company experienced improved fee income as the write-off of unamortized servicing rights declines with the slowing of the pace of refinancing within the residential real estate mortgage portfolios. As the Company is conservative in its approach to valuation of mortgage servicing rights, no write-downs in

                                    Page A-7
mortgage servicing rights were required in 2004, 2003 or 2002 as a result of impairment or other reasons.

Income from the sale of nondeposit investment products is derived from the sale of investments and insurance products to clients, including credit, life and title insurance policies, annuities, mutual funds and other investment vehicles. This category of income continued its decline experienced in 2003, and reflects slower sales volumes of annuities and mutual fund products. The Company has also slowed its sales efforts in other insurance products, as a result of lower than anticipated sales volumes.

ATM, debit and credit card fee income continues to provide a steady source of noninterest income for the Company. The Banks operate seventeen ATMs throughout their market areas, and Bank clients are active users of debit cards. The Banks continue to receive ongoing fee income from credit card referrals and operation of its credit card merchant business. Income from these areas was up slightly in 2004 over 2003, increasing 1.9%, compared to an increase of 4.0% from 2002 to 2003.

The increase in income from bank-owned life insurance in 2004 reflects a full year of income on BOLI purchased in 2003. Other noninterest income during the year consisted of income from various fee-based banking services, including sale of official checks, wire transfer fees, safe deposit box income and other fees. This category of noninterest income improved 17.4% from 2003 to 2004, following a decline of 5.7% from 2002 to 2003, with no one area contributing significantly more to the improvement. A portion of the decline in 2003 was temporary, and resulted from the move of three banking offices from UBT to UBTW during 2003. Fee income generated by clients of those three offices was down in 2003, as the Banks waived some fees in order to make the transition easier for clients. Those fee levels returned to more normal levels in 2004.

Overall, total noninterest income declined $812,000 from 2003 to 2004, with a reduction of $1.766 million in mortgage loan sales and servicing. This reflects the diversity of the Company's noninterest income sources, and Management anticipates continued improvement in the future as the sources of noninterest income remain fluid.

Noninterest Expense

The following table summarizes changes in noninterest expense by category for 2004 and 2003, in thousands of dollars where appropriate.

Change in Categories of Noninterest Expense

                                              2004        2003        Change     2002       Change
                                            --------    --------      ------   --------     ------
Salaries and employee benefits              $ 13,502    $ 13,672       -1.2%   $ 12,647        8.1%
Occupancy and equipment expense, net           4,019       3,927        2.3%      3,764        4.3%
External data processing                       1,125       1,208       -6.9%      1,161        4.0%
Advertising and marketing                        382         360        6.1%        553      -34.9%
Other expense                                  3,618       3,502        3.3%      3,519       -0.5%
                                            --------    --------        ---    --------        ---
  Total Noninterest Expense                 $ 22,646    $ 22,669       -0.1%   $ 21,644        4.7%
                                            ========    ========        ===    ========        ===

Total noninterest expenses were virtually flat in 2004, following growth of 4.7% in 2003. At the same time, total assets increased 6.7% from the end of 2003 to 2004. This increase in expenses at a rate lower than asset growth reflects in part the "growing into" overhead costs that resulted from the formation and operation of United Bank & Trust-Washtenaw. The company continues to emphasize cost controls, while continuing to make the expenditures necessary to remain competitive.

                                    Page A-8

Salaries and benefits are the organization's largest single area of expense. During 2004, this category of expense declined 1.2% from 2003 levels, primarily reflecting significant decline in commissions paid during the year, as a result of the slowing of mortgage activity and the amounts paid to commissioned mortgage originators. Benefits costs continue to be a large contributor to personnel expense, but the amounts paid to co-workers for profit sharing bonuses and 401(k) profit sharing contributions declined in 2004 as the Company fell below its earnings targets.

Occupancy and equipment expense increased 2.3% in 2004, compared to an increase of 4.3% in 2003 and 6.7% in 2002. This modest increase reflects the fact that there were no significant additions to the Company's technology or office infrastructure in 2004 other than those required to maintain strategic position.

Advertising and marketing expenses increased 6.1% in 2004, following a decline of nearly $200,000 from 2002 to 2003. Other expenses were up 3.3% over 2003, with no significant items contributing to the increase in expenses in this area.

Federal Income Tax

The following chart shows the effective federal tax rates of the Company for the past three years, in thousands of dollars where applicable.

   Effective Tax Rates            2004        2003        2002
--------------------------      --------    --------    --------
Income before tax               $ 10,613    $ 10,412    $ 10,069
Federal income tax              $  2,960    $  3,024    $  2,934
Effective federal tax rate          27.9%       29.0%       29.1%
                                ========    ========    ========

The Company's effective federal tax rate for 2004 declined slightly from 2003. This reduction was primarily a result of a full year of income in 2004 from purchases of bank-owned life insurance at the Banks in mid-2003. In addition, tax credits from participation in low-income housing partnerships has helped reduce the Company's federal income taxes. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities and loans. The Banks intend to continue to invest in these assets as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

FINANCIAL CONDITION

Securities

Dollars of loan growth in excess of net deposit growth resulted in a decline in the Company's securities portfolio during 2004. The makeup of the Company's investment portfolio continues to evolve with the growth of the Company, and the mix of the consolidated investment portfolio has continued to shift to meet liquidity and interest rate risk needs. On a consolidated basis, investment in tax exempt securities and corporate, asset backed and other securities declined, while investments held in U.S. Treasury and agency securities and mortgage backed agency securities have increased somewhat. The changes in the various categories of the portfolio are shown in the chart below.

Change in Categories of Securities Portfolio, in thousands of dollars        2004        2003
---------------------------------------------------------------------      --------    --------
U.S. Treasury and agency securities                                        $  1,762    $ 10,979
Mortgage backed agency securities                                             4,086       4,852
Obligations of states and political subdivisions                             (6,976)      4,425
Corporate, asset backed and other securities                                 (3,820)     (8,902)
                                                                           --------    --------
  Change in total securities                                               $ (4,948)   $ 11,354
                                                                           ========    ========

                                    Page A-9

These changes are also reflected in the percentage makeup of the portfolio. The following chart shows the percentage mix of the securities portfolio.

Percentage Makeup of Securities Portfolio at December 31,        2004        2003
---------------------------------------------------------       -----       -----
U.S. Treasury and agency securities                              41.0%       37.5%
Mortgage backed agency securities                                21.7%       17.0%
Obligations of states and political subdivisions                 34.2%       39.1%
Corporate, asset backed and other securities                      3.1%        6.5%
                                                                -----       -----
  Total securities                                              100.0%      100.0%
                                                                =====       =====

Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 14% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Company's portfolio contains no "high risk" mortgage securities or structured notes.

The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Banks, and the Company does not anticipate being subject to the alternative minimum tax in the near future. The investment in local municipal issues also reflects the Company's commitment to the development of the local area through support of its local political subdivisions.

The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 2004 and 2003, in thousands of dollars.

Unrealized Gains and Losses in the Investment Portfolio      2004       2003     Change
-------------------------------------------------------     ------     ------    ------
U.S. Treasury and agency securities                         $ (268)    $   90    $ (358)
Mortgage backed agency securities                             (174)        43      (217)
Obligations of states and political subdivisions               509        640      (131)
Corporate, asset backed and other securities                    84        107       (23)
                                                            ------     ------    ------
Total investment securities                                 $  151     $  880    $ (729)
                                                            ======     ======    ======

Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

Loans

The Company continues to be a significant provider of loans in its markets. As full service lenders, the Banks offer a variety of loan products in their markets. Loan growth exceeded 11% in 2004, as refinancing and sale of residential portfolio mortgages slowed. At the same time, business and personal loan volume continued to be strong. The chart below shows the percentage change in each category of the loan portfolio for 2004 and 2003.

Percentage Change in Categories of Loan Portfolio       2004        2003
-------------------------------------------------       -----       -----
Personal                                                  5.5%       -1.0%
Business                                                  8.6%       20.8%
Tax exempt                                              125.3%        4.2%
Residential mortgage                                    -10.5%      -23.3%
Construction                                             94.4%       -4.0%
Total loans                                              11.2%        3.8%

                                   Page A-10

The volume of mortgage loans generated during 2003 and 2002 reached record levels. During this period, as a result of historically low interest rates available in the market, most residential mortgage clients chose fixed rate mortgage products. Since the Banks sell most of their fixed-rate mortgage loans on the secondary market, this increase in mortgage origination volume was not reflected on the Company's balance sheet. It was instead reflected in its portfolio of loans sold with servicing retained, resulting in improved fee income during the year.

That rate of reduction in the mortgage portfolio slowed in 2004, as rates began to rise and refinancing into loans sold into the secondary market decreased. In spite of that, the Company experienced a 10.5% reduction in portfolio residential mortgages in 2004, compared to a decline of 23.3% in 2003.

Construction loan activity increased significantly in 2004, following a decline in 2003. The percentage decline shown in the above table is as of December 31, which is typically a slower time for construction loans in Michigan. Construction loan volume reflects continued growth of the commercial mortgage and residential housing activity in the Company's market area. Residential construction loans will convert to residential mortgages to be retained in the Banks' portfolios or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

Personal loan balances grew in 2004, following a small decline in 2003, as consumer finance activity at commercial banks slowed. Activity in 2004 was in all categories of personal loans, but the largest growth was in home equity loans and lines of credit. Personal loans on the Company's balance sheet include direct and indirect loans for automobiles, boats and recreational vehicles, and other items for personal use. In addition, personal lines of credit and home equity loans are included in this loan category.

Business loans also experienced excellent growth during 2004, although at a lower percentage increase than in 2003. Total loans outstanding to businesses increased 8.6% in 2004, compared to growth of 20.8% in the prior year. This growth in loans to commercial enterprises is derived from all of the markets the Banks serve, including significant contributions from the Ann Arbor and Dexter markets. Continued participation in tax exempt financing reflects continued involvement in funding local community expansion at local municipalities and school districts, reduced by normal amortizations of loan balances. Growth in this category of loans in 2004 was up significantly from that experienced in 2003.

Credit Quality

The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of nonperforming loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient.

                                   Page A-11

The chart below shows the amount of nonperforming assets by category for each of the past five years.

Nonperforming Assets, in thousands of dollars            2004        2003       2002        2001       2000
-----------------------------------------------        -------     -------    -------     -------     -------
Nonaccrual loans                                       $ 3,709     $ 3,635    $ 1,583     $ 1,084     $   889
Accruing loans past due 90 days or more                  1,674         761        748       1,104         408
Troubled debt restructurings                                 -           -          -         130         132
                                                       -------     -------    -------     -------     -------
  Total nonperforming loans                              5,383       4,396      2,331       2,318       1,429
Other real estate                                          844         593        467         179         544
                                                       -------     -------    -------     -------     -------
  Total nonperforming assets                           $ 6,227     $ 4,989    $ 2,798     $ 2,497     $ 1,973
                                                       =======     =======    =======     =======     =======
Percent of nonperforming loans to total loans             1.08%       0.98%      0.54%       0.61%       0.42%
                                                       =======     =======    =======     =======     =======
Percent of nonperforming assets to total assets           0.96%       0.82%      0.49%       0.48%       0.42%
                                                       =======     =======    =======     =======     =======

The Company's percentage of nonperforming loans to total loans increased from 2003 to 2004, primarily reflecting an increase in loan delinquency and assets held as other real estate. The increase in delinquent loans reflects the impact of a slowing economy on a few local small business clients. Of the delinquency amount shown, just under $600,000 reflects balances of one loan client that were paid current immediately following the end of the year. Other balances within that total include one business in the process of liquidation. That loan is well-collateralized, and no loss is expected. Collection efforts continue with all delinquent clients, to bring them back to performing status or to finish liquidation. The allowance for loan losses provides adequate allocation for loan losses that may result from shortfalls in these loans.. The balance of loans in nonaccrual status was relatively unchanged from 2003 to 2004. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy.

The amount listed in the previous table as other real estate reflects three properties that were acquired through foreclosure or in lieu of foreclosure. All are vacant and are for sale, and no significant loss on these properties is anticipated. Total dollars in this category have increased from 2003 levels, but remain relatively low as a percentage of assets.

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

Percentage Makeup of Loan Portfolio at December 31,         2004        2003
---------------------------------------------------        -----       -----
Personal                                                    14.9%       15.7%
Business                                                    56.1%       57.5%
Tax exempt                                                   0.7%        0.3%
Residential mortgage                                        15.3%       19.1%
Construction                                                13.0%        7.4%
                                                           -----       -----
  Total loans                                              100.0%      100.0%
                                                           =====       =====

Loans to finance residential mortgages, including construction loans, make up 28.3% of the portfolio at year-end, compared to 26.5% at the end of 2003. This increase is primarily reflected in increases in commercial and residential construction loans, most of which will remain on the balance sheet of the Company, and some will be sold into the secondary market. Loans in this category are well-secured and have had historically low levels of net losses.

                                   Page A-12

The personal loan portfolio consists of direct and indirect installment, home equity and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles and manufactured housing, but make up a small percent of the personal loans.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Banks use an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans consist of approximately 59% of loans secured by nonfarm, nonresidential real estate. There are no other significant concentrations in the business loan portfolio. Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

Deposits

Deposit totals increased more than $27 million in 2004, or 5.4% for the year, and total deposits increased 6.6% in 2003. Products such as money market deposit accounts, Cash Management Checking and Cash Management Accounts continue to be very popular with clients, aiding in continued deposit growth. Although clients continue to evaluate alternatives to certificates of deposit in search of the best yields on their funds, traditional banking products continue to be an important part of the Company's product line.

The Banks do not support their growth through purchased or brokered deposits. The Banks' deposit rates are consistently competitive with other banks in its market area, including those new markets that the Company has entered in recent periods. The majority of the Company's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 2004 and 2003.

Percentage Change in Deposits by Category         2004        2003
-----------------------------------------         ----        ----
Noninterest bearing deposits                      9.5%        8.6%
Interest bearing deposits                         4.7%        6.2%
Total deposits                                    5.4%        6.6%
                                                  ===         ===

The chart below shows the percentage makeup of the deposit portfolio in 2004 and 2003.

Percentage Breakdown of Deposit Portfolio as of December 31,        2004        2003
------------------------------------------------------------       -----       -----
Noninterest bearing deposits                                        16.2%       15.6%
Interest bearing deposits                                           83.8%       84.4%
                                                                   -----       -----
  Total deposits                                                   100.0%      100.0%
                                                                   =====       =====

Cash Equivalents and Borrowed Funds

The Company maintains correspondent accounts with a number of other banks for various purposes. In addition, cash sufficient to meet the operating needs of its banking offices is maintained at its lowest practical levels. At times, the Banks are participants in the federal funds market, either as borrowers or sellers. Federal funds are generally borrowed or sold for one-day periods. The Banks also have the ability to utilize short term advances from the Federal Home Loan Bank ("FHLB") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. Federal funds were used during 2004 and 2003, and short term advances and discount window borrowings were not utilized during either year.

The Company periodically finds it advantageous to utilize longer term borrowings from the Federal Home Loan Bank of Indianapolis. These long-term borrowings, as detailed in Note 11 of the Notes to

                                   Page A-13

Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found in the section below.

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity

During 2004, the Company's cash and cash equivalents declined as a result of normal activities within the balance sheet and income statement. Throughout 2004, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, and overall, the Company's excess funds during 2004 were lower than in 2003. The Company averaged net federal funds sold of $1.535 million during 2004, compared to $19.287 million during 2003. These changes were primarily a result of timing differences between loan, investment and deposit growth.

Deposits increased by $27.3 million in 2004, and FHLB advances increased by $7.5 million. Net portfolio loans increased by $49.8 million, and total investments declined by $4.9 million. All of these changes contributed to the Company's reduction in excess funds.

The Banks monitor their liquidity position regularly, and are in compliance with regulatory guidelines for liquidity. The cash flows of the Company are relatively predictable. While loan and deposit cash flows are determined to a large extent by the actions of its clients, the Company is able to control its cash flows with regard to borrowings and investments. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and lines of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.

Funds Management and Market Risk

The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Policies of the Company place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of interest adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on twelve months of pretax net

                                   Page A-14
interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 2004, the Company would expect a maximum potential reduction in net interest margin of less than 13% if market rates increased or decreased under an immediate and sustained parallel shift of 200 basis points.

During 2004 and 2003, the Company increased its usage of long term fixed rate FHLB advances in order to lock in its cost of funds at historically low rates. In addition, the Company continued to be asset-sensitive in the twelve-month timeframe based on internal interest sensitivity measures.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 2004 and 2003.

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2004

                                           Principal Amount Maturing In:
        RATE-SENSITIVE        -------------------------------------------------------                            Fair
           ASSETS:              2005       2006        2007        2008        2009    Thereafter    Total       Value
---------------------------   --------   --------    --------    --------    --------  ----------  ---------   ---------
Fixed Rate:
    Loans                     $ 36,945   $ 30,137    $ 34,305    $ 38,045    $ 24,357   $ 43,304   $ 207,093   $ 209,926
    Avg Int. Rate                  6.6%       6.8%        7.0%        6.6%        6.7%       6.0%        6.6%
    Investments               $ 40,490   $ 26,461    $  7,931    $  2,868    $    877   $  7,784   $  86,411   $  86,684
    Avg Int. Rate                  2.9%       2.9%        3.3%        4.4%        4.4%       5.0%        3.2%
Variable Rate:
    Loans                     $105,868   $ 44,543    $ 16,997    $ 15,553    $ 21,270   $ 85,574   $ 289,805   $ 289,940
    Avg Int. Rate                  5.8%       5.5%        5.1%        4.8%        5.0%       6.4%        5.8%
    Investments               $  5,329    $ 4,018    $  1,810    $  1,001    $    662   $  1,288   $  14,108   $  13,984
    Avg Int. Rate                  3.0%       2.9%        3.2%        3.1%        3.1%       3.1%        3.0%
Other interest
  earning assets              $  3,118                                                             $   3,118   $   3,118
Average interest rate              3.7%                                                                  3.7%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                              $ 85,598   $  85,598   $  85,598
Savings & interest
  bearing demand              $314,143                                                             $ 314,143   $ 314,143
Avg Int. Rate                      1.1%                                                                  1.1%
Time deposits                 $ 55,272   $ 40,630    $ 23,169    $  4,708    $  6,358        $ -   $ 130,137   $ 132,033
Avg Int. Rate                      2.8%       3.4%        3.6%        3.4%        4.0%       0.0%        3.2%
Fixed rate borrowings         $  1,568    $ 8,011    $ 20,339    $  8,929    $  3,000   $  1,000   $  42,847   $  43,336
Avg Int. Rate                      3.8%       4.2%        5.0%        3.9%        2.9%       5.6%        4.4%
Other interest bearing
  liabilities                 $  8,726                                                             $   8,726   $   8,726
Average interest rate              2.4%                                                                  2.4%

                                   Page A-15

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2003

                                           Principal Amount Maturing In:
     RATE-SENSITIVE          -------------------------------------------------------                            Fair
        ASSETS:                2004       2005        2006        2007        2008    Thereafter    Total       Value
---------------------------  --------   --------    --------    --------    --------  ----------  ---------   ---------
Fixed Rate:
    Loans                    $ 38,649   $ 23,185    $ 33,551    $ 28,240    $ 39,843   $ 50,598   $ 214,066   $ 219,867
    Avg Int. Rate                 7.2%       7.2%        7.0%        7.3%        6.7%       6.5%        6.9%
    Investments              $ 56,858   $ 18,903    $  8,560    $  2,747    $  3,068   $  8,823   $  98,959   $  99,804
    Avg Int. Rate                 3.6%       2.9%        3.0%        3.2%        4.5%       4.9%        3.5%
Variable Rate:
    Loans                    $ 78,593   $ 28,537    $ 23,385    $ 12,347    $ 13,961   $ 75,930   $ 232,753   $ 232,803
    Avg Int. Rate                 4.7%       4.5%        4.2%        4.0%        4.0%       6.5%        5.1%
    Investments              $  3,556   $  2,034    $    752    $     55    $      -   $      -   $   6,397   $   6,434
    Avg Int. Rate                 3.4%       3.6%        3.6%        5.1%        0.0%       0.0%        3.5%
Other interest
  earning assets             $  2,496                                                             $   2,496   $   2,496
Average interest rate             4.6%                                                                  4.6%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                             $ 78,184   $  78,184   $  78,184
Savings & interest
  bearing demand             $310,571                                                             $ 310,571   $ 310,571
Avg Int. Rate                     0.7%                                                                  0.7%
Time deposits                $ 45,657   $ 25,753    $ 24,754    $ 14,680    $  2,983   $      -   $ 113,827   $ 117,921
Avg Int. Rate                     2.6%       3.9%        3.8%        4.2%        3.3%       0.0%        3.4%
Fixed rate borrowings        $    529   $  1,568    $  8,011    $ 19,339    $  5,928   $      -   $  35,375   $  36,795
Avg Int. Rate                     5.9%       4.0%        4.2%        5.1%        4.2%       0.0%        4.7%
Other interest bearing
  liabilities                $  8,076                                                             $   8,076   $   8,076
Average interest rate             1.2%                                                                  1.2%

The Company's primary market risk exposure increased from 2003 to 2004, based on data supplied by its measurement systems. However, this market risk exposure is if rates decline further, which seems unlikely in the current rate environment. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

The Funds Management Committee is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

The Funds Management policy provides for a level of interest sensitivity which, Management believes, allows the Company to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Company to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 2004. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.

                                   Page A-16

                          INTEREST SENSITIVITY SUMMARY

                                                                                                    Over 10
        In thousands of dollars                     0-3 Mo.    4-12 Mo.     1-5 Yrs   5-10 Yrs     Years       Total
-----------------------------------------------    ---------    --------   ---------   --------    --------   ---------
Securities                                         $  26,965    $ 24,322   $  44,565   $  5,724    $  2,210   $ 103,786
Loans                                                217,714      48,149     193,348     27,825       9,862     496,898
                                                   ---------    --------   ---------   --------    --------   ---------
    Total earning assets                           $ 244,679    $ 72,471   $ 237,913   $ 33,549    $ 12,072   $ 600,684

Interest bearing deposits                          $ 333,687    $ 39,570   $  71,023   $      -    $      -   $ 444,280
Other borrowings                                       8,726       1,568      40,279      1,000           -      51,573
                                                   ---------    --------   ---------   --------    --------   ---------
    Total interest bearing liabilities             $ 342,413    $ 41,138   $ 111,302   $  1,000    $      -   $ 495,853
                                                   ---------    --------   ---------   --------    --------   ---------
Net asset (liability) interest
sensitivity exposure                                $(97,734)   $ 31,333   $ 126,611   $ 32,549    $ 12,072   $ 104,831

Cumulative net asset (liability) exposure           $(97,734)   $(66,401)   $ 60,210   $ 92,759    $104,831
Cumulative ratio of asset to liability exposure         0.71        0.83        1.12       1.19        1.21   to one
Cumulative exposure as a percent
of total assets                                        -15.0%      -10.2%        9.3%      14.3%       16.1%

CAPITAL RESOURCES

It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. The payout ratio for 2004 was 42.0%, compared to 39.9% for 2003. Cash dividends have resulted in a dividend yield of approximately 2.15% and 2.32% in 2004 and 2003, respectively. Five percent stock dividends were paid to shareholders in 2004 and 2003. The stock of the Company is traded locally over the counter, and demand consistently exceeds supply.

The ratios of average equity to average assets of the Banks and the Company increased in 2004 over 2003, as average capital grew at a faster pace than did average assets as a result of strong earnings. The Company's capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. The table in Note 18 of the Notes to Consolidated Financial Statements details the capital ratios of the Company. The Company and UBT are considered to be well-capitalized and UBTW was categorized as adequately capitalized by the regulators.

The Company maintains a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of a portion of earnings to fund growth while providing a reasonable return to shareholders. Succession planning is in place for Management of the Company, in order to assure a smooth transition upon the announced retirement of Chairman and CEO David S. Hickman at the end of 2005.

CONTRACTUAL OBLIGATIONS

The following table details the Company's known contractual obligations at December 31, 2004, in thousands of dollars:

                             Payments due by period

                                                     Less than                       More than
    Contractual Obligations           Total       1 year     1-3 years   3-5 years    5 years
--------------------------------     --------     -------    ---------   ---------   ---------
  Long term debt (FHLB advances)     $ 42,847     $ 1,568    $  28,350   $  11,929    $ 1,000
  Capital lease obligations                 -           -            -           -          -
  Operating lease arrangements          7,366         686        1,404       1,457      3,819
  Purchase agreements                       -           -            -           -          -
                                     --------     -------    ---------   ---------    -------
  Total                              $ 50,213     $ 2,254    $  29,754   $  13,386    $ 4,819

                                   Page A-17

PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

In March 2004, the Emerging Issues Task Force (EITF) finalized and issued EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (EITF 03-1). EITF 03-1 provides recognition and measurement guidance regarding when impairments of equity and debt securities are considered other-than-temporary requiring a charge to earnings, and also requires additional annual disclosures for investments in unrealized loss positions. The additional annual disclosure requirements were previously issued by the EITF in November 2003 and were effective for the Company for the year ended December 31, 2003. In September 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) EITF 03-1-1, which delays the recognition and measurement provisions of EITF 03-1 pending the issuance of further implementation guidance. We are currently evaluating the effect of the recognition and measurement provisions of EITF 03-1. While our analysis is pending the FASB's revisions to EITF 03-1, the Company currently believe the adoption of EITF 03-1 will not result in a material impact on its results of operations or financial condition.

On December 12, 2003, the American Institute of Certified Public Accountants issued Statement of Position No. 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (SOP 03-3). SOP 03-3 requires acquired loans with poor credit quality to be recorded at fair value and prohibits carrying over or creation of valuation allowances in the initial accounting for the loans. SOP 03-3 also limits the yield that may be accreted to income. SOP 03-3 applies to the purchase of an individual loan, a pool of loans, a group of loans, and loans acquired in a business combination. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. SOP 03-3 is not expected to have a material impact on the Company's results of operations or financial condition.

In December, 2004, the FASB issued an amendment to SFAS 123 (SFAS 123R) which eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair value-based method. SFAS 123R will be effective for the Company beginning July 1, 2005. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date.

As of the required effective date, the Company will apply SFAS 123R using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123 for either recognition or pro forma disclosures. For periods before the required effective date, a company may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS 123.

Management is currently evaluating the effect of the recognition and measurement provisions of SFAS 123R but we currently believe the adoption of SFAS 123R will not result in a material impact on the Company's results of operations or financial condition.

Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

                                   Page A-18

CRITICAL ACCOUNTING POLICIES

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The Company's significant accounting policies are described in detail in the notes to the Company's consolidated financial statements for the year ended December 31, 2004. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The financial position and results of operations can be affected by these estimates and assumptions and are integral to the understanding of reported results. Critical accounting policies are those policies that management believes are the most important to the portrayal of the Company's financial condition and results, and they require management to make estimates that are difficult, subjective, or complex.

Allowance for Credit Losses

The allowance for credit losses provides coverage for probable losses inherent in the Company's loan portfolio. Management evaluates the adequacy of the allowance for credit losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management's estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

The Company determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate.

Regardless of the extent of the Company's analysis of client performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a client's financial condition or changes in their unique business conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or client-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. The Company estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon the Company's evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

Mortgage Servicing Rights

Mortgage servicing rights ("MSRs") associated with loans originated and sold, where servicing is retained, are capitalized and included in other intangible assets in the consolidated balance sheet. The

                                   Page A-19
value of the capitalized servicing rights represents the present value of the future servicing fees arising from the right to service loans in the portfolio. Critical accounting policies for MSRs relate to the initial valuation and subsequent impairment tests. The methodology used to determine the valuation of MSRs requires the development and use of a number of estimates, including anticipated principal amortization and prepayments of that principal balance. Events that may significantly affect the estimates used are changes in interest rates, mortgage loan prepayment speeds and the payment performance of the underlying loans. The carrying value of the MSRs is periodically reviewed for impairment based on a determination of fair value. For purposes of measuring impairment, the servicing rights are compared to a valuation prepared based on a discounted cash flow methodology, utilizing current prepayment speeds and discount rates. Impairment, if any, is recognized through a valuation allowance and is recorded as amortization of intangible assets.

Goodwill and Other Intangibles

The Company records all assets and liabilities acquired in purchase acquisitions, including goodwill and other intangibles, at fair value as required by SFAS 141. Goodwill is subject, at a minimum, to annual tests for impairment. Other intangible assets are amortized over their estimated useful lives using straight-line and accelerated methods, and are subject to impairment if events or circumstances indicate a possible inability to realize the carrying amount. The initial goodwill and other intangibles recorded and subsequent impairment analysis requires management to make subjective judgments concerning estimates of how the acquired asset will perform in the future. Events and factors that may significantly affect the estimates include, among others, customer attrition, changes in revenue growth trends, specific industry conditions and changes in competition.

FORWARD-LOOKING STATEMENTS

Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

                                   Page A-20

STATEMENT OF MANAGEMENT'S RESPONSIBILITY

                          [UNITED BAN CORP. INC LOGO]

Financial Statements

The Management of United Bancorp, Inc. is responsible for the preparation, integrity and fair presentation of its published financial statements. The financial statements contained herein have been prepared in accordance with accounting principles generally accepted in the United States of America and, as such, include amounts based on judgments and estimates made by Management. The Company also prepared the other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

The 2004 financial statements have been audited by the independent accounting firm of BKD, LLP, ("BKD") which was given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders, the board of directors and committees of the board. The Company believes that all representations made to the independent auditors during their audit were valid and appropriate. BKD's audit report is presented on the following page.

Internal Control

The Company maintains internal controls over financial reporting which are designed to provide reasonable assurance to the Company's management and Board of Directors regarding the preparation of reliable published financial statements. The internal controls contain self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified. The Board, operating through its Audit and Compliance Committee, which is composed entirely of Directors who are not officers or employees of the Company, provides oversight to the financial reporting process. Even effective internal controls, no matter how well designed, have inherent limitations, including the possibility of circumvention or overriding of controls. Accordingly, even effective internal controls can provide only reasonable assurance with respect to financial statement preparation. Furthermore, the effectiveness of internal controls may vary over time.

The Company has assessed its internal controls as of December 31, 2004. Based on its assessment, the Company believes that, as of December 31, 2004, the internal controls over financial reporting are adequate and appropriate.

/s/ David S. Hickman                               /s/ Robert K. Chapman
------------------------------------               -----------------------------
David S. Hickman                                   Robert K. Chapman
Chairman and Chief Executive Officer               President

/s/ Randal J. Rabe                                 /s/ Dale L. Chadderdon
------------------------------------               -----------------------------
Randal J. Rabe                                     Dale L. Chadderdon
Executive Vice President                           Executive Vice President and
                                                   Chief Financial Officer

                                   Page A-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
United Bancorp, Inc. and Subsidiaries

[BKD LLP LOGO]

Shareholders and Board of Directors
United Bancorp, Inc.
Tecumseh, Michigan

We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of United Bancorp, Inc. internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 25, 2005 expressed unqualified opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting.

                                                           BKD, LLP
Indianapolis, Indiana
February 25, 2005

                                    Page A-22

CONSOLIDATED BALANCE SHEETS
United Bancorp, Inc. and Subsidiaries
                                                                                  December 31,
                                                                    -------------------------------------
 In thousands of dollars                                                2004                    2003
-----------------------------------------------------------------   -----------------    ----------------
ASSETS
Cash and demand balances in other banks                             $          18,188    $         21,425

Securities available for sale                                                 103,786             108,734

Loans held for sale                                                             1,102                  90
Portfolio loans                                                               495,796             446,730
                                                                    -----------------    ----------------
Total loans                                                                   496,898             446,820
Less allowance for loan losses                                                  5,766               5,497
                                                                    -----------------    ----------------
Net loans                                                                     491,132             441,323

Premises and equipment, net                                                    13,147              14,036
Goodwill                                                                        3,469               3,469
Bank-owned life insurance                                                      10,694              10,250
Accrued interest receivable and other assets                                    9,935              10,536
                                                                    -----------------    ----------------
TOTAL ASSETS                                                        $         650,351    $        609,773
                                                                    =================    ================

LIABILITIES
Deposits
  Noninterest bearing deposits                                      $          85,598    $         78,184
  Interest bearing deposits                                                   444,280             424,399
                                                                    -----------------    ----------------
Total deposits                                                                529,878             502,583

Short term borrowings                                                           8,726               8,076
Other borrowings                                                               42,847              35,375
Accrued interest payable and other liabilities                                  6,676               6,356
                                                                    -----------------    ----------------
TOTAL LIABILITIES                                                             588,127             552,390
                                                                    -----------------    ----------------

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value; 5,000,000 shares authorized, 2,355,097 shares issued and outstanding in 2004 and
 2,224,963 in 2003                                                             54,133              45,809
Retained earnings                                                               7,992              10,994
Accumulated other comprehensive income, net of tax                                 99                 580
                                                                    -----------------    ----------------
 TOTAL SHAREHOLDERS' EQUITY                                                    62,224              57,383
                                                                    -----------------    ----------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $         650,351    $        609,773
                                                                    =================    ================

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-23

CONSOLIDATED STATEMENTS OF INCOME
United Bancorp, Inc. and Subsidiaries

                                                                           For the years ended December 31,
                                                             --------------------------------------------------------------
In thousands of dollars, except per share data                    2004                     2003                    2002
                                                             --------------           -------------           -------------
INTEREST INCOME
Loans                                                        $       28,488           $      27,202           $      29,126
Securities
  Taxable                                                             2,057                   2,219                   2,789
  Tax exempt                                                          1,124                   1,200                   1,445
Federal funds sold                                                       51                     214                     175
                                                             --------------           -------------           -------------
Total interest income                                                31,720                  30,835                  33,535
                                                             --------------           -------------           -------------
INTEREST EXPENSE
Deposits                                                              6,455                   6,637                   8,980
Short term borrowings                                                    38                       1                       8
Other borrowings                                                      1,930                   1,869                   1,728
                                                             --------------           -------------           -------------
Total interest expense                                                8,423                   8,507                  10,716
                                                             --------------           -------------           -------------
NET INTEREST INCOME                                                  23,297                  22,328                  22,819
Provision for loan losses                                             1,048                   1,069                   1,105
                                                             --------------           -------------           -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                  22,249                  21,259                  21,714
                                                             --------------           -------------           -------------
NONINTEREST INCOME
Service charges on deposit accounts                                   2,774                   2,623                   2,330
Trust & Investment fee income                                         3,754                   3,104                   2,888
Gains (losses) on securities transactions                               (29)                    105                      15
Loan sales and servicing                                              1,222                   2,988                   2,001
ATM, debit and credit card fee income                                 1,469                   1,442                   1,386
Sales of nondeposit investment products                                 721                     751                     786
Income from bank-owned life insurance                                   443                     250                       -
Other income                                                            656                     559                     593
                                                             --------------           -------------           -------------
Total noninterest income                                             11,010                  11,822                   9,999
                                                             --------------           -------------           -------------
NONINTEREST EXPENSE
Salaries and employee benefits                                       13,502                  13,672                  12,647
Occupancy and equipment expense, net                                  4,019                   3,927                   3,764
External data processing                                              1,125                   1,208                   1,161
Advertising and marketing                                               382                     360                     553
Other expense                                                         3,618                   3,502                   3,519
                                                             --------------           -------------           -------------
Total noninterest expense                                            22,646                  22,669                  21,644
                                                             --------------           -------------           -------------
INCOME BEFORE FEDERAL INCOME TAX                                     10,613                  10,412                  10,069
Federal income tax                                                    2,960                   3,024                   2,934
                                                             --------------           -------------           -------------
NET INCOME                                                   $        7,653           $       7,388           $       7,135
                                                             ==============           =============           =============

Basic earnings per share                                     $         3.22           $        3.14           $        3.04
Diluted earnings per share                                             3.20                    3.12                    3.04

The accompanying notes are an integral part of these consolidated financial statements.

                                    Page A-24

CONSOLIDATED STATEMENTS OF CASH FLOWS
United Bancorp, Inc. and Subsidiaries

                                                                              For the years ended December 31,
                                                             --------------------------------------------------------------
In thousands of dollars                                         2004                       2003                       2002
----------------------------------------------------         --------------           -------------           -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                   $        7,653           $       7,388           $       7,135

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM
OPERATING ACTIVITIES
Depreciation and amortization                                         2,419                   2,827                   2,921
Provision for loan losses                                             1,048                   1,069                   1,105
(Gain) Loss on sale of loans                                           (957)                 (3,318)                 (2,242)
Proceeds from sales of loans originated for sale                     66,928                 205,844                 144,697
Loans originated for sale                                           (66,983)               (194,743)               (143,642)
(Gain) Loss on securities transactions                                   29                    (105)                    (15)
Gain on investment in bank owned life insurance                        (443)                   (250)                      -
(Gain) Loss on investment in limited partnership                         86                     (87)                      -
Change in accrued interest receivable and other assets                1,778                    (475)                   (322)
Change in accrued interest payable and other liabilities                329                    (355)                    721
                                                             --------------           -------------           -------------
Total adjustments                                                     4,234                  10,407                   3,223
                                                             --------------           -------------           -------------
Net cash from operating activities                                   11,887                  17,795                  10,358
                                                             --------------           -------------           -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
  Purchases                                                         (50,113)                (73,241)                (49,266)
  Sales                                                               4,626                   6,358                       -
  Maturities and calls                                               41,737                  47,381                  36,479
  Principal payments                                                  7,255                   6,109                   5,537
Net increase in portfolio loans                                     (51,328)                (24,895)                (51,725)
Net investment in bank owned life insurance                               -                 (10,000)                      -
Net premises and equipment expenditures                                (455)                 (2,165)                   (559)
                                                             --------------           -------------           -------------
Net cash from investing activities                                  (48,278)                (50,453)                (59,534)
                                                             --------------           -------------           -------------
CASH FLOWS FROM FINANCING ACTIVITIES

Net change in deposits                                               27,295                  31,033                  20,252
Net change in short term borrowings                                     650                   8,001                    (944)
Principal payments on other borrowings                                 (528)                 (9,492)                 (2,342)
Proceeds from other borrowings                                        8,000                   3,000                  32,200
Proceeds from common stock transactions                                 880                     262                     363
Dividends paid                                                       (3,143)                 (3,140)                 (2,714)
                                                             --------------           -------------           -------------
Net cash from financing activities                                   33,154                  29,664                  46,815
                                                             --------------           -------------           -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                              (3,237)                 (2,994)                 (2,361)
Cash and cash equivalents at beginning of year                       21,425                  24,419                  26,780
                                                             --------------           -------------           -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                     $       18,188           $      21,425           $      24,419
                                                             ==============           =============           =============
SUPPLEMENTAL DISCLOSURES:
Interest paid                                                $        8,373           $       8,673           $      10,887
Income tax paid                                                       2,450                   2,800                   3,050
Loans transferred to other real estate                                1,483                     271                     409

The accompanying notes are an integral part of these consolidated financial statements.

                                    Page A-25

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
United Bancorp, Inc. and Subsidiaries
For the years ended December 31, 2004, 2003, 2002

IN THOUSANDS OF DOLLARS,                                                    Common        Retained
EXCEPT PER SHARE DATA                                        Shares        Stock (1)      Earnings       AOCI (2)      Total
--------------------------------------------------         ----------    ------------    -----------    ---------    ----------
Balance, January 1, 2002                                    2,009,242    $     33,579    $    13,843    $     755    $   48,177

Net income, 2002                                                                               7,135                      7,135
Other comprehensive income:
  Net change in unrealized gains (losses)
   on securities available for sale, net                                                                      526           526
                                                                                                                     ----------
Total comprehensive income                                                                                                7,661

Cash dividends declared, $1.212 per share                                                     (2,821)                    (2,821)
Five percent stock dividend declared                          100,462           5,124         (5,124)                         -
Common stock transactions                                       5,061             228                                       228
Director and management deferred
  stock plans                                                                     191            (56)                       135
                                                            ---------    ------------    -----------    ---------    ----------
Balance, December 31, 2002                                  2,114,765    $     39,122    $    12,977    $   1,281    $   53,380

Net income, 2003                                                                               7,388                      7,388
Other comprehensive income:
  Net change in unrealized gains (losses)
   on securities available for sale, net                                                                     (701)         (701)
                                                                                                                     ----------
Total comprehensive income                                                                                                6,687

Cash dividends declared, $1.261 per share                                                     (2,946)                    (2,946)
Five percent stock dividend declared                          105,737           6,344         (6,344)                         -
Common stock transactions                                       4,461              46                                        46
Tax effect of options exercised                                                    82                                        82
Director and management deferred
  stock plans                                                                     215            (81)                       134
                                                            ---------    ------------    -----------    ---------    ----------
Balance, December 31, 2003                                  2,224,963    $     45,809    $    10,994    $     580    $   57,383

Net income, 2004                                                                               7,653                      7,653
Other comprehensive income (loss):
   Net change in unrealized gains (losses)
      on securities available for sale, net                                                                  (481)         (481)
                                                                                                                     ----------
Total comprehensive income                                                                                                7,172

Cash dividends declared, $1.364 per share                                                     (3,211)                    (3,211)
Five percent stock dividend declared                          111,776           7,321         (7,321)                         -
Common stock transactions                                      18,358             615                                       615
Tax effect of options exercised                                                   188                                       188
Director and management deferred
   stock plans                                                                    200           (123)                        77
                                                            ---------    ------------    -----------    ---------    ----------
Balance, December 31, 2004                                  2,355,097    $     54,133    $     7,992    $      99    $   62,224
                                                            =========    ============    ===========    =========    ==========

(1) Includes Paid In Capital

(2) Accumulated Other Comprehensive Income (Loss), Net of Tax

The accompanying notes are an integral part of these consolidated financial statements.

                                    Page A-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
United Bancorp, Inc. and Subsidiaries

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned subsidiaries, United Bank & Trust and United Bank & Trust - Washtenaw ("Banks"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, including insurance, and trust and investment services, with operations conducted through its offices located in Lenawee, Washtenaw and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

SECURITIES

Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

LOANS HELD FOR SALE

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

LOANS

Loans that Management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable incurred credit losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is

                                    Page A-27
increased by provisions for loan losses charged to income. Loan losses are charged against the allowance when Management believes the uncollectability of a loan is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Banks' loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and three to eight years for equipment.

OTHER REAL ESTATE OWNED

Other real estate consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value, less estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value, less estimated selling costs. The historical average holding period for such properties is less than eighteen months. As of December 31, 2004 and 2003, other real estate owned totaled $844,000 and $593,000, and is included in other assets on the consolidated balance sheets.

GOODWILL

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

SERVICING RIGHTS

Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

                                    Page A-28

LONG-TERM ASSETS

Long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are written down to discounted amounts.

INCOME TAX

The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets.

EARNINGS PER SHARE

Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In 2004, 2003 and 2002, the Company paid five percent stock dividends. Earnings per share, dividends per share and weighted average shares have been restated to reflect the stock dividends.

STOCK BASED COMPENSATION

At December 31, 2004, the Company has a stock-based employee compensation plan, which is described more fully in Note 16. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

In thousands of dollars, except per share data                          2004                    2003                  2002
----------------------------------------------------------------    --------------         -------------          ------------
   Net income, as reported                                          $        7,653         $       7,388          $      7,135
     Less: Total stock-based employee compensation cost
      determined under the fair value based method, net of taxes               (70)                  (86)                  (96)
                                                                    --------------         -------------          ------------
  Pro forma net income                                              $        7,583         $       7,302          $      7,039

  Earning per share:

    Basic       As reported                                         $         3.22         $        3.14          $       3.04
    Basic       Pro forma                                                     3.19                  3.10                  3.00
    Diluted     As reported                                                   3.20                  3.12                  3.04
    Diluted     Pro forma                                                     3.17                  3.08                  2.99
                                                                    ==============         =============          ============

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the use of estimates and the subjective nature of the assumptions used, the information presented above may not be representative of the pro forma impact in future years.

STATEMENTS OF CASH FLOWS

For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports

                                    Page A-29
net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

COMPREHENSIVE INCOME

Comprehensive income consists of net income and other comprehensive income
(loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.

INDUSTRY SEGMENT

The Company and its subsidiaries are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

NOTE 2 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS

The Banks are subject to average reserve and clearing balance requirements in the form of cash on hand or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Banks. The amounts of reserve and clearing balances required at December 31, 2004 and 2003 totaled approximately $25,000 and $25,000.

NOTE 3 - SECURITIES

The fair value of securities as of December 31, 2004 and 2003 are as follows, in thousands of dollars:

SECURITIES AVAILABLE FOR SALE                                  Fair Value                Gains         Losses
-------------------------------------------------              -----------              --------      --------
2004
U.S. Treasury and agency securities                            $    42,562              $      9      $   (277)
Mortgage backed agency securities                                   22,530                   103          (277)
Obligations of states and political subdivisions                    35,492                   586           (77)
Corporate, asset backed and other securities                         3,202                    84             -
                                                               -----------              --------      --------
Total                                                          $   103,786              $    782      $   (631)
                                                               ===========              ========      ========
2003
U.S. Treasury and agency securities                            $    40,800              $    132      $    (42)
Mortgage backed agency securities                                   18,444                   158          (115)
Obligations of states and political subdivisions                    42,468                   699           (59)
Corporate, asset backed and other securities                         7,022                   107             -
                                                               -----------              --------      --------
Total                                                          $   108,734              $  1,096      $   (216)
                                                               ===========              ========      ========

The Company's temporarily impaired investment securities as of December 31, 2004 and 2003 are shown below.

                                  Less than 12 Months              12 Months or Longer                      Total
                                -----------------------       ----------------------------         -----------------------
In thousands of dollars         Fair Value      Losses        Fair Value          Losses           Fair Value      Losses
2004
                                ----------     --------       ----------         ---------         ----------     --------
U.S. Treasury and agency
 securities                     $   33,638     $   (219)      $    4,837         $     (58)        $   38,475     $   (277)
Mortgage backed agency
 securities                         10,099         (154)           8,038              (123)            18,137         (277)
Obligations of states and
 political subdivisions              7,938          (57)           4,178               (20)            12,116          (77)

                                ----------     --------       ----------         ---------         ----------     --------
Total                           $   51,675     $   (430)      $   17,053         $    (201)        $   68,728     $   (631)
                                ==========     ========       ==========         =========         ==========     ========

                                    Page A-30

                                  Less than 12 Months             12 Months or Longer                        Total
                                -----------------------       ----------------------------         -----------------------
In thousands of dollars         Fair Value      Losses        Fair Value           Losses          Fair Value      Losses
-------------------------       ----------     --------       ----------         ---------         ----------     --------
2003
U.S. Treasury and agency
 securities                     $    7,888     $    (42)      $        -         $       -         $    7,888     $    (42)
Mortgage backed agency
 securities                         13,372         (115)               -                 -             13,372         (115)
Obligations of states and
 political subdivisions              6,805          (59)               -                 -              6,805          (59)
                                ----------     --------       ----------         ---------         ----------     --------
Total                           $   28,065     $   (216)      $        -         $       -         $   28,065     $   (216)
                                ==========     ========       ==========         =========         ==========     ========

Unrealized losses within the investment portfolio are temporary, as they are a result of market changes rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.

In thousands of dollars             2004         2003          2002
-----------------------------   ----------   ----------    -----------
Sales proceeds                  $    4,626   $    6,358    $         -
Gross gains on sales                     -          105              -
Gross gains (losses) on calls          (29)           -             15

The fair value of securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

In thousands of dollars                   Fair Value
--------------------------------------    ----------
As of December 31, 2004
--------------------------------------    ----------
Due in one year or less                   $   36,725
Due after one year through five years         55,647
Due after five years through ten years         6,086
Due after ten years                            2,126
Equity securities                              3,202
                                          ----------
Total securities                          $  103,786
                                          ==========

Securities carried at $18,493,000 and $16,283,000 as of December 31, 2004 and 2003 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.

NOTE 4 - LOANS

The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

In thousands of dollars                            2004             2003
----------------------------------------       -----------       -----------
Personal                                       $    74,142       $    70,301
Business, including commercial mortgages           278,838           256,778
Tax exempt                                           3,325             1,476
Residential mortgage                                75,126            85,066
Residential mortgages held for sale                  1,102                90
Construction                                        64,365            33,109
                                               -----------       -----------
Total loans                                    $   496,898       $   446,820
                                               ===========       ===========

                                    Page A-31

At December 31, 2004 and 2003, accruing loans delinquent 90 days or more totaled $1,674,000 and $761,000. Non-accruing loans at December 31, 2004 and 2003 were $3,709,000 and $3,635,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses for the years ended December 31 follows:

In thousands of dollars              2004         2003          2002
--------------------------------   --------     --------     ---------
Balance, January 1                 $  5,497     $  4,975     $   4,571
Loans charged off                    (1,066)        (670)         (822)
Recoveries credited to allowance        287          123           121
Provision charged to operations       1,048        1,069         1,105
                                   --------     --------     ---------
Balance, December 31               $  5,766     $  5,497     $   4,975
                                   ========     ========     =========

Information regarding impaired loans for the years ended December 31 follows:

In thousands of dollars                                                   2004          2003       2002
-----------------------------------------------------------------       --------     --------     ------
Average investment in impaired loans                                    $  8,668     $  4,283     $ 1,996
Interest income recognized on impaired loans                                 192          121          14
Interest income recognized on a cash basis                                   192          121          14

Balance of impaired loans at December 31                                $ 10,045     $  3,694     $ 1,896
 Portion for which no allowance for loan losses is allocated               2,668        1,059         817
 Portion for which an allowance for loan losses is allocated               7,377        2,635       1,079
 Portion of allowance for loan losses allocated to impaired loans          1,579          782         136

NOTE 6 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balance of mortgage loans serviced for others was $256,357,000 and $255,757,000 at December 31, 2004 and 2003. The balance of loans serviced for others related to servicing rights that have been capitalized was $254,562,000 and $252,075,000 at December 31, 2004 and 2003.

No valuation allowance was considered necessary at December 31, 2004 and 2003. Unamortized cost of mortgage servicing rights for the years ended December 31 was as follows:

 In thousands of dollars      2004         2003           2002
------------------------   ---------    ----------    -----------
 Balance, January 1        $   1,832    $    1,352    $     1,100
 Amount capitalized              377         1,406            903
 Amount amortized               (389)         (926)          (651)
                           ---------    ----------    -----------
 Balance, December 31      $   1,820    $    1,832    $     1,352
                           =========    ==========    ===========

NOTE 7 - PREMISES AND EQUIPMENT

Depreciation expense was approximately $1,344,000 in 2004, $1,430,000 in 2003 and $1,693,000 in 2002. Premises and equipment as of December 31 consisted of the following:

 In thousands of dollars                       2004            2003
-----------------------------------------  ------------    -------------
Land                                       $      1,579    $       1,579
 Buildings and improvements                      13,615           13,622
 Furniture and equipment                         11,472           11,149
                                           ------------    -------------
Total cost                                       26,666           26,350
Less accumulated depreciation                   (13,519)         (12,314)
                                           ------------    -------------
Premises and equipment, net                $     13,147    $      14,036
                                           ============    =============

                                   Page A-32

On August 31, 2001, United Bank & Trust - Washtenaw entered into a ten-year lease agreement for its future main office premises. In 2003, that building was occupied by the Bank, and average annual payments are approximately $571,000.

NOTE 8 - GOODWILL

During 2002, the Company changed its methods of accounting and financial reporting for goodwill and other intangible assets by adopting the provisions of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 147. There was no impairment of goodwill in 2004, 2003 or 2002.

NOTE 9 - DEPOSITS

Information relating to maturities of time deposits as of December 31 is summarized below:

In thousands of dollars                                                      2004                 2003
-------------------------------------------------------------------      ------------         ------------
Within one year                                                          $     55,272         $     45,657
Between one and two years                                                      40,630               25,753
Between two and three years                                                    23,168               24,754
Between three and four years                                                    4,708               14,680
Between four and five years                                                     6,359                2,983
More than five years                                                                -                    -
                                                                         ------------         ------------
Total time deposits                                                      $    130,137         $    113,827
                                                                         ============         ============
Interest bearing time deposits in denominations of $100,000 or more      $     40,057         $     30,946
                                                                         ============         ============

NOTE 10 - SHORT TERM BORROWINGS

The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $45.9 million from correspondent banks to purchase federal funds on a daily basis. There was $8.7 and $8.0 million of Fed Funds purchased outstanding at December 31, 2004 and 2003.

The Banks may also enter into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury, agency and other securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. The maximum amount of outstanding agreements at any month end during 2004 and 2003 totaled $76,000 and $76,000 and the daily average of such agreements totaled $76,000 and $75,000. The balance outstanding at December 31, 2004 and 2003 was $76,000 and $76,000.

NOTE 11 - OTHER BORROWINGS

The Banks carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $42.8 million and $35.4 million at December 31, 2004 and 2003. As of December 31, 2004, the rates on the advances ranged from 2.96% to 6.18% with a weighted average rate of 4.45%. These advances are primarily collateralized by residential mortgage loans under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 145% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity.

                                    Page A-33

Maturities and scheduled principal payments for other borrowings over the next five years as of December 31 are shown below.

In thousands of dollars          2004      2003
----------------------------   -------   -------
Within one year                $ 1,568   $   529
Between one and two years        8,011     1,568
Between two and three years     20,339     8,011
Between three and four years     8,929    19,339
Between four and five years      3,000     5,928
More than five years             1,000         -
                               -------   -------
   Total                       $42,847   $35,375
                               =======   =======

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of their clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Banks follow the same credit policy to make such commitments as is followed for loans and investments recorded in the consolidated financial statements. The Banks' commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses.

The following table shows the commitments to make loans and the unused lines of credit available to clients at December 31:

                                       2004               2003
                                  -----------------   -----------------
                                  Variable   Fixed    Variable   Fixed
In thousands of dollars             Rate      Rate      Rate      Rate
-------------------------         --------   ------   --------   ------
Commitments to make loans         $ 18,290   $5,200    $17,661   $6,812
Unused lines of credit              97,445    3,677     83,029    4,044
Standby letters of credit            7,964        -      4,175        -

Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 2004, the rates for amounts in the fixed rate category ranged from 5.13% to 7.30%.

In December 2001, United Bank & Trust ("UBT") entered into a limited partnership agreement to purchase tax credits awarded from the construction, ownership and management of an affordable housing project and a residual interest in the real estate. As of December 31, 2004 and 2003, the total recorded investment including the obligation to make additional future investments amounted to $2,208,000 and $2,371,000 and was included in other assets. As of December 31, 2004 and 2003, the obligation of UBT to the limited partnership amounted to $1,908,000 and $1,985,000 which was reported in other liabilities. While UBT is a 99% partner, the investment is accounted for on the equity method as UBT is a limited partner and has no control over the operation and management of the partnership or the affordable housing project.

                                    Page A-34

NOTE 13 - FEDERAL INCOME TAX

Income tax expense consists of the following for the years ended December 31:

In thousands of dollars     2004     2003     2002
-------------------------  ------   ------   -------
Current                    $2,917   $2,822   $ 3,096
Deferred                       43      202      (162)
                           ------   ------   -------
Total income tax expense   $2,960   $3,024   $ 2,934
                           ======   ======   =======

The components of deferred tax assets and liabilities at December 31, are as follows:

In thousands of dollars       2004     2003
-------------------------    ------   ------
Deferred tax assets:
Allowance for loan losses    $1,851   $1,677
Deferred compensation           494      435
Other                           140      205
                             ------   ------
Total deferred tax assets     2,485    2,317

                                                              2004       2003
                                                            -------    -------
Deferred tax liabilities:
Property and equipment                                         (451)      (574)
Mortgage servicing rights                                      (619)      (623)
Unrealized appreciation on securities available for sale        (51)      (299)
Other                                                          (912)      (412)
                                                            -------    -------
Total deferred tax liabilities                               (2,033)    (1,908)
                                                            -------    -------
Net deferred tax asset                                      $   452    $   409
                                                            =======    =======

No valuation allowance was considered necessary at December 31, 2004 and 2003.

A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

In thousands of dollars                                        2004       2003       2002
---------------------------------------------------------   -------    -------    -------
Income taxes at statutory rate of 34%                       $ 3,608    $ 3,540    $ 3,424
Non-taxable income, net of nondeductible interest expense      (387)      (411)      (499)
Income on non-taxable bank owned life insurance                (151)       (85)         -
Affordable housing credit                                      (132)       (36)         -
Other                                                            22         16          9
                                                            -------    -------    -------
Total federal income tax                                    $ 2,960    $ 3,024    $ 2,934
                                                            =======    =======    =======

NOTE 14 - RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company and the Banks, including their immediate families and companies in which they are principal owners, are clients of the Banks. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 2003 was $35,744,000. During 2004, new and newly reportable loans to such related parties amounted to $19,392,000 and repayments amounted to $11,787,000, resulting in a balance at December 31, 2004 of $43,349,000. Related party deposits totaled $11,078,000 and $10,186,000 at December 31, 2004 and 2003.

NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

Banking laws and regulations restrict the amount the Banks can transfer to the Company in the form of cash dividends and loans. At December 31, 2004, $14.5 million of retained earnings of the Banks were available for distribution to the Company as dividends without prior regulatory approval. It is not the

                                    Page A-35
intent of Management to pay dividends in amounts which would reduce the capital of the Banks to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

NOTE 16 - EMPLOYEE BENEFIT PLANS

EMPLOYEE SAVINGS PLAN

The Company maintains a 401(k) employee savings plan ("plan") which is available to substantially all employees. Individual employees may make contributions to the plan up to 25% of their compensation for 2004, 2003 and 2002. The Banks offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Company earnings. The expense for the plan for 2004, 2003 and 2002 was $791,000, $898,000 and $966,000.

The plan offers employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 2,615 shares in 2004, no shares in 2003 and 3,293 shares in 2002 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

DIRECTOR RETAINER STOCK PLAN

The Company maintains a deferred compensation plan designated as the Director Retainer Stock Plan. The plan provides eligible directors of the Company and the Banks with a means of deferring payment of retainers and certain fees payable to them for Board service. Under the Director Plan, any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock at the time of payment.

SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

The Company maintains a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan. The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company and its affiliates to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan.

STOCK OPTIONS

In 2000, Shareholders approved the Company's 1999 Stock Option Plan (the "1999 Plan"). The plan is a non-qualified stock option plan as defined under Internal Revenue Service regulations. Under the plan, directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at a stipulated price, adjusted for stock dividends, over a specific period of time. The 1999 Plan is in effect until the end of 2004. In 2004, Shareholders approved the Company's 2005 Stock Option Plan, which is effective January 1, 2005. The 1999 Plan was the only plan in effect during 2004.

The stock subject to the options are shares of authorized and unissued common stock of the Company. As defined in the 1999 plan, options representing no more than 144,426 shares (adjusted for stock dividends declared) are to be made available to the plan. Options under this plan are granted to directors and certain key members of management at the then-current market price at the time the option is granted. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement. The following table summarizes option activity for the 1999 plan, adjusted for stock dividends:

                                    Page A-36

                                             2004                                2003                               2002
                                    ---------------------------        ---------------------------        --------------------------
                                                     Weighted                          Weighted                          Weighted
                                                     Average                            Average                          Average
                                    Options      Exercise Price        Options      Exercise Price        Options     Exercise Price
                                    -------      --------------        -------      --------------        -------     --------------
Balance, January 1                  102,403         $   43.41           88,003         $   40.64           71,247        $   39.38
Options granted                      23,423             60.00           28,508             50.34           20,380            44.54
Options exercised                   (24,850)            40.25          (11,024)            38.31           (3,190)           38.05
Options forfeited                         -                 -           (3,084)            46.42             (434)           37.61
                                    -------         ---------          -------         ---------           ------        ---------
Balance, December 31                100,976         $   48.04          102,403         $   43.41           88,003        $   40.64
                                    =======         =========          =======         =========           ======        =========
Options exercisable at
 year-end                            53,142         $   42.38           52,845         $   39.94           33,664        $   38.87

Weighted average fair value of
 options granted during the year                    $    5.46                          $    3.74                         $    4.28
                                    =======         =========          =======         =========           ======        =========

The following table provides information regarding stock options under the plan at December 31, 2004:

                                           Options Outstanding                              Options Exercisable
                              ---------------------------------------------------      -------------------------------
                                                  Weighted           Weighted                             Weighted
                                Number        Average Remaining       Average            Number            Average
Range of Exercise Prices     Outstanding      Contractual Life     Exercise Price      Exercisable      Exercise Price
------------------------     ------------     -----------------    --------------      ------------     --------------
$37.61 to $49.00                72,461           6.75 Years        $   43.58              51,637           $   41.95
$49.01 to $60.00                28,515           8.93 Years            59.37               1,505               57.15
                               -------                                                    ------
Balance, December 31           100,976           7.37 Years        $   48.04              53,142           $   42.38
                               =======           ==========        =========              ======           =========

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                 2004              2003              2002
                               --------          --------          --------
Dividend yield                     2.15%             2.47%             2.68%
Expected life                   5 years           5 years           5 years
Expected volatility                8.88%             7.55%             7.74%
Risk-free interest rate            3.05%             3.14%             4.22%
                               ========          ========          ========

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

As of December 31,

                                                        2004                              2003
                                             ---------------------------         ---------------------------
                                             Carrying                            Carrying
In thousands of dollars                        Value          Fair Value           Value          Fair Value
-------------------------------------        ---------        ----------         ---------        ----------
Financial Assets
        Cash and cash equivalents            $  18,188         $  18,188         $  21,425         $  21,425
        Securities available for sale          103,786           103,786           108,734           108,734
        Net loans                              491,132           494,100           441,323           447,172
        Bank owned life insurance               10,694            10,694            10,250            10,250
        Accrued interest receivable              2,777             2,777             2,624             2,624

Financial Liabilities
        Total deposits                       $(529,878)        $(531,774)        $(502,583)        $(506,676)
        Short term borrowings                   (8,726)           (8,726)           (8,076)           (8,076)
        Other borrowings                       (42,847)          (43,336)          (35,375)          (36,795)
        Accrued interest payable                  (622)             (622)             (571)             (571)
                                             =========         =========         =========         =========

                                   Page A-37

Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

      Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

      Securities available for sale - Fair values for securities available for sale are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

      Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns.

      Bank owned life insurance - The carrying value is a reasonable approximation of fair value.

      Total deposits - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

      Short term borrowings - The carrying value is a reasonable approximation of fair value.

      Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.

      Off-balance-sheet financial instruments - Commitments to extend credit, standby letters of credit and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

NOTE 18 - REGULATORY CAPITAL REQUIREMENTS

The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

The Company and UBT were categorized as well-capitalized at year end 2004 and 2003 by their regulators. UBTW was categorized by its regulators as adequately capitalized at year end 2004 and well-capitalized at year end 2003. Management is not aware of any conditions or events that have

                                   Page A-38
occurred since year end that would change this classification. The following table shows the Company's and the Bank's capital ratios and the Company's amounts compared to regulatory requirements at year end, and the amounts by which the Company's capital, on a consolidated basis, exceeds regulatory requirements. Dollars are shown in thousands of dollars where appropriate.

                                                                             Tier I Capital to:
                                                                       -----------------------------       Total Capital to
                                                                        Average         Risk Weighted      Risk Weighted
                                                                         Assets             Assets             Assets
                                                                       ----------       -------------      -------------
Regulatory Minimum for Capital Adequacy (1)                                   4.0%               4.0%               8.0%
Regulatory Minimum to be Well Capitalized (2)                                 5.0%               6.0%              10.0%

 As of December 31, 2004
        United Bancorp, Inc. (consolidated)                                   9.3%              11.5%              12.7%
        United Bank & Trust                                                   8.8%              12.1%              13.2%
        United Bank & Trust - Washtenaw                                       8.2%               9.0%              10.0%

        United Bancorp, Inc. consolidated equity                       $   58,656         $   58,656         $   64,422
        Regulatory requirement for minimum capital adequacy (1)            25,347             20,345             40,690
                                                                       ----------         ----------         ----------
               Capital in excess of regulatory minimums                $   33,309         $   38,311         $   23,732
                                                                       ==========         ==========         ==========

 As of December 31, 2003
        United Bancorp, Inc. (consolidated)                                   9.1%              11.7%              12.8%
        United Bank & Trust                                                   8.6%              11.8%              13.1%
        United Bank & Trust - Washtenaw                                       8.9%              10.8%              11.9%

        United Bancorp, Inc. consolidated equity                       $   53,151         $   53,151         $   58,591
        Regulatory requirement for minimum capital adequacy (1)            23,589             18,239             36,478
                                                                       ----------         ----------         ----------
               Capital in excess of regulatory minimums                $   29,562         $   34,912         $   22,113
                                                                       ==========         ==========         ==========

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.

(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.

NOTE 19 - EARNINGS PER SHARE
A reconciliation of basic and diluted earnings per share follows:

In thousands of dollars, except per share data                  2004              2003              2002
-----------------------------------------------------        ----------        ----------        ----------
Net income                                                   $    7,653        $    7,388        $    7,135

Basic earnings per share:
        Weighted average common shares outstanding            2,352,347         2,334,002         2,327,186
        Weighted average contingently issuable shares            21,579            19,585            16,868
                                                             ----------        ----------        ----------
                                                              2,373,926         2,353,587         2,344,054

              Basic earnings per share                       $     3.22        $     3.14        $     3.04
                                                             ----------        ----------        ----------

Diluted earnings per share:
        Weighted average common shares outstanding
        from basic earnings per share                         2,373,926         2,353,587         2,344,054
        Dilutive effect of stock options                         18,024            16,173             6,509
                                                             ----------        ----------        ----------
                                                              2,391,950         2,369,760         2,350,563

              Diluted earnings per share                     $     3.20        $     3.12        $     3.04
                                                             ==========        ==========        ==========

Stock options for 3,000 and 1,000 shares of common stock were not considered in computing diluted earnings per share for 2003 and 2002 because they were not dilutive. No options were excluded from the computation in 2004, as all options were dilutive.

                                   Page A-39

NOTE 20 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

In thousands of dollars                                               2004           2003           2002
-----------------------                                               -----         -------         -----
Unrealized gains (losses) and on securities available for sale        $(758)        $  (957)        $ 812
Reclassification for realized amount included in income                  29            (105)          (15)
                                                                      -----         -------         -----
        Other comprehensive income (loss) , before tax effect          (729)         (1,062)          797
Tax expense (benefit)                                                  (248)           (361)          271
                                                                      -----         -------         -----
        Other comprehensive income (loss)                             $(481)        $  (701)        $ 526
                                                                      =====         =======         =====

NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION

The condensed financial information for United Bancorp, Inc. is summarized below.

CONDENSED BALANCE SHEETS

                                                         December 31,
                                                  -------------------------
In thousands of dollars                             2004             2003
-----------------------                           --------         --------
ASSETS
Cash and cash equivalents                         $      7         $    110
Investment in subsidiaries                          60,011           57,036
Other assets                                         3,045              989
                                                  --------         --------
TOTAL ASSETS                                      $ 63,063         $ 58,135
                                                  ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities                                       $    839         $    752
Shareholders' equity                                62,224           57,383
                                                  --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 63,063         $ 58,135
                                                  ========         ========

CONDENSED STATEMENTS OF INCOME

                                                                            For the years ended December 31,
                                                                       ------------------------------------------
In thousands of dollars                                                  2004             2003             2002
-----------------------                                                --------         --------         --------
INCOME
Dividends from subsidiaries                                            $  4,325         $ 10,283         $  2,549
Other income                                                                 11                5                2
                                                                       --------         --------         --------
TOTAL INCOME                                                              4,336           10,288            2,551

TOTAL NONINTEREST EXPENSE                                                   231              215              123
                                                                       --------         --------         --------
Income before undistributed net income of subsidiaries
 and income taxes                                                         4,105           10,073            2,428
Income tax benefit                                                          (75)             (71)             (41)
                                                                       --------         --------         --------
Net income before undistributed net income of subsidiaries                4,180           10,144            2,469
Equity in undistributed (excess distributed) net income
 of subsidiaries                                                          3,473           (2,756)           4,666
                                                                       --------         --------         --------
NET INCOME                                                                7,653            7,388            7,135
Net change in unrealized gains on securities available for sale            (481)            (701)             526
                                                                       --------         --------         --------
Other comprehensive income (loss)                                          (481)            (701)             526
                                                                       --------         --------         --------
COMPREHENSIVE INCOME                                                   $  7,172         $  6,687         $  7,661
                                                                       ========         ========         ========

                                   Page A-40

CONDENSED STATEMENTS OF CASH FLOWS

                                                                           For the years ended December 31,
                                                                     ---------------------------------------------
In thousands of dollars                                                2004              2003              2002
-----------------------                                              ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                           $   7,653         $   7,388         $   7,135
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   FROM OPERATING ACTIVITIES
(Undistributed) excess distributed net income of subsidiaries           (3,473)            2,756            (4,666)
Change in other assets                                                  (1,858)              272               (53)
Change in other liabilities                                                 19                 3                 -
                                                                     ---------         ---------         ---------
Total adjustments                                                       (5,312)            3,031            (4,719)
                                                                     ---------         ---------         ---------
Net cash from operating activities                                       2,341            10,419             2,416
                                                                     ---------         ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale                                 (181)              (40)             (108)
Investments in subsidiaries                                                  -            (7,500)                -
                                                                     ---------         ---------         ---------
Net cash from investing activities                                        (181)           (7,540)             (108)
                                                                     ---------         ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock transactions                                    880               262               363
Dividends paid                                                          (3,143)           (3,140)           (2,714)
                                                                     ---------         ---------         ---------
Net cash from financing activities                                      (2,263)           (2,878)           (2,351)
                                                                     ---------         ---------         ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                   (103)                1               (43)
Cash and cash equivalents at beginning of year                             110               109               152
                                                                     ---------         ---------         ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                             $       7         $     110         $     109
                                                                     =========         =========         =========

NOTE 22 - QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarterly financial information is summarized below.

                                                                                          Earnings Per Share
In thousands of dollars,        Interest        Net Interest          Net            ---------------------------
except per share data           Income             Income            Income            Basic            Diluted
------------------------       ---------        ------------       ---------         ---------         ---------
2004
  First Quarter                $   7,612         $   5,664         $   1,716         $    0.72         $    0.72
  Second Quarter                   7,654             5,676             1,751              0.74              0.73
  Third Quarter                    8,082             5,926             2,103              0.88              0.88
  Fourth Quarter                   8,372             6,031             2,083              0.88              0.87
                               ---------        ----------         ---------         ---------         ---------
  Full Year                    $  31,720         $  23,297         $   7,653         $    3.22         $    3.20

2003
  First Quarter                $   7,963         $   5,631         $   1,783         $    0.76         $    0.76
  Second Quarter                   7,750             5,553             1,702              0.72              0.72
  Third Quarter                    7,603             5,565             2,066              0.88              0.88
  Fourth Quarter                   7,519             5,579             1,837              0.78              0.76
                               ---------        ----------         ---------         ---------         ---------
  Full Year                    $  30,835         $  22,328         $   7,388         $    3.14         $    3.12
                               =========         =========         =========         =========         =========

                                   Page A-41

                                  ATTACHMENT B
                              UNITED BANCORP, INC.
                   AUDIT & COMPLIANCE REVIEW COMMITTEE CHARTER
                                DECEMBER 8, 2004

The Audit & Compliance Committee Charter (the "Charter") governs the operations of the Audit & Compliance Committee of United Bancorp, Inc. (the "Company") and its subsidiaries. At least annually, the Audit & Compliance Committee (the "Committee") shall review and reassess the adequacy of the Charter and recommend any proposed changes to the Board of Directors for approval.

PURPOSE

The Audit & Compliance Committee is appointed by the Board of Directors of United Bancorp, Inc. (the "Board") to assist the Board in monitoring (1) the quality and integrity of the Company's accounting and financial statements, (2) the Company's compliance with ethics policies and legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) the performance of the Company's internal audit function, and (5) the performance of the independent auditors.

In discharging its oversight role, the Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and shall have full access to all records, facilities and personnel of the Company, as well as, the independent auditors. The Committee has the authority to retain special legal counsel or any other consultants or experts it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors or counsel employed by the Committee.

COMPOSITION AND MEETINGS

The Committee shall be comprised of at least three Board members, each of whom is independent of management and the Company. Each member of the Committee shall meet the independence requirements of the rules and regulations of the Securities and Exchange Commission (SEC) and the stock exchange listing standards.

All Committee members shall be able to read and understand fundamental financial statements, and at least one member of the Committee must qualify as a "financial expert", described as someone with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Also, he/she shall have experience with internal accounting controls and an understanding of Audit Committee functions.

The Committee shall meet as often as it deems advisable, but not less frequently than quarterly. The Committee shall periodically meet in executive session and will also meet with management, the internal auditor, and the independent auditors in separate executive sessions to discuss issues and concerns warranting Committee attention. The Committee shall provide

                                    Page B-1
sufficient opportunity for the internal auditor and the independent auditors to meet privately with members of the Committee.

DUTIES AND RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The following shall be the principal duties and responsibilities of the Committee.

WITH RESPECT TO INDEPENDENT AUDITORS

      The Committee shall:

      1. In its capacity as a committee of the Board of Directors and as representatives of the shareholders of the Company, be directly responsible for the appointment (and termination if applicable), compensation, and oversight of the independent auditors. The Committee shall ascertain that the independent auditors view the Board as their client, that they will be available to the full Board at least annually, and that they will provide the Committee with a timely analysis of significant financial reporting issues.

      2. Pre-approve all audit and non-audit services provided by the independent auditors.

      3. Assess the independence of the independent auditor. At least annually, the Committee shall require the independent auditor to provide a formal written statement, consistent with the Independence Standards Board Standard 1, delineating all relationships the independent auditor has with the Company. The Committee shall discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor including consideration of non-audit services provided by the independent auditor and the fees paid for such services.

      4. Set clear hiring policies for the Company and its subsidiaries regarding employees or former employees of the independent auditors.

      5. Annually, obtain and review a report by the independent audit firm describing (1) its internal quality control procedures; (2) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years), respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues.

      6. Review and discuss, with the independent auditors, their scope and general approach of their audit plan.

      7. In consultation with management, the internal auditor, and the independent auditor, assesses the integrity of the Company's financial reporting processes and controls

                                    Page B-2
            including internal controls and procedures for financial reporting and disclosure controls and procedures.

WITH RESPECT TO INTERNAL AUDIT

      1. Approve the appointment, replacement, reassignment or dismissal of the Internal Auditor.

      2. Oversee the internal audit function and provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

      3. Semiannually, at scheduled meetings, review the risk analysis performed by the Internal Auditor and the audit scope and plan developed from the results of the semi-annual risk analysis.

REVIEW AND DISCUSSION PROCEDURES

      1. Obtain and review regular reports from the independent auditors on the critical accounting policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, any ramifications of such alternative treatments, and the auditors' preferred treatment.

      2. Review with the independent auditors any audit problems or difficulties including resolution of disagreements between management and the auditor regarding financial reporting and management's responses. The Committee shall have final authority to resolve disagreements between management and the independent auditor regarding financial reporting.

      3. Review with management and internal audit any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the standards adopted as a code of conduct for the Company and its subsidiaries.

      4. Quarterly, prior to the filing of the Form 10-Q, review the independent auditor's quarterly SAS No. 61 review of the financial statements. If any concerns are discovered during the independent auditor's quarterly review the independent auditors shall disclose this information through direct communication to the Committee (or an appointed representative). The Committee shall review and discuss these issues with the independent auditors and Management. A report of this communication shall be included in the minutes of the next scheduled meeting of the Audit & Compliance Committee.

      5. Review and discuss earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information, prior to their release to the public.

      6. Review management's assessment of the effectiveness of the internal controls as of the end of the most recent fiscal year and the independent auditors' report concerning its review of management's assessment of the Company's internal controls, control structure and material weaknesses.

      7. Review and discuss with management and the independent auditors, the annual financial statements and related footnotes and the independent auditor's audit of and report on the financial statements and also the annual Form 10-K filing with the Securities and

                                    Page B-3

            Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

      8. Review and discuss with the independent auditors any difficulties or disagreements with management encountered during the course of the audit.

      9. Review with management and the independent auditor, other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

      10. Review any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

      11. Review and discuss with internal audit and management, the quarterly report provided by internal audit which summarizes audit activities during the period, including any significant findings concerning the Company's risk management, financial reporting or compliance systems, as well as management' responses to them.

      12. Review with management and internal audit, the results of regulatory examinations of the Company and its subsidiaries and management's responses to such reports.

      13. Review with management, internal audit, and risk management, all legal and regulatory matters that may have a material effect on the Company's financial statements, including significant issues concerning litigation, contingencies, claims, or assessments.

      14. Review and evaluate compliance review material in accordance with the procedures provided in the Compliance Policy/Program.

      15.   Review the internal audit policy.

      OTHER COMMITTEE RESPONSIBILITIES

      1. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities and how those responsibilities were fulfilled.

      2. Recommend to the Board of Directors that the audited financial statements be included in the Form 10-K.

      3. In compliance with section 301 of the Sarbanes-Oxley Act of 2002, the Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of questionable accounting or auditing matters.

      4. Annually, review and assess the adequacy of the Audit & Compliance Committee Charter and recommend changes to the Board for approval.

      5. Annually, perform a comprehensive self-evaluation of the effectiveness of the Audit & Compliance Review Committee.

      6. Based on the recommendations of Management, Internal Audit, and their own observations, the Committee shall periodically recommend to the Board the engagement of an external CPA firm (must be a separate firm, NOT the firm providing financial statement audit services for the Company) to complete special or co-sourced audits for the Company.

                                    Page B-4

                                  ATTACHMENT C
                              UNITED BANCORP, INC.
                   COMPENSATION & GOVERNANCE COMMITTEE CHARTER

                               STATEMENT OF POLICY

The Compensation & Governance Committee of United Bancorp, Inc. addresses matters relating to employment, compensation, and management performance, while maintaining appropriate interaction with its subsidiary bank boards.

                                   MEMBERSHIP

Members of the Compensation & Governance Committee will be selected annually by the United Bancorp, Inc. Board of Directors. Members will be chosen from the Boards of Directors of United Bancorp, Inc., or any of its subsidiary banks.

Current Compensation & Governance Committee members include:

         John H. Foss, Chairman          James C. Lawson
         James D. Buhr                   David E. Maxwell
         George H. Cress

                       POWERS, DUTIES AND RESPONSIBILITIES

1. Evaluates the effectiveness of United's key executive officers (the Management Committee) and appropriate management continuity, including a succession plan for the chief executive officer and other key members of the Management Committee.

2. Evaluates the performance of the chief executive officer and reviews and recommends to the Board of Directors the chief executive officer's compensation.

3. Receives input from the chief executive officer regarding compensation for other Management Committee members, and based on established guidelines and procedures, recommends their approval to the Board of Directors.

4. Monitors the overall soundness and effectiveness of officer and employee compensation and benefit programs.

5. Monitors the overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provides advice and counsel regarding human resources strategy.

6. Functions as the administrative committee under the United Bancorp, Inc. 1999 Stock Option Plan and determines the appropriate number of options to be granted each year and the distribution of those options amongst eligible executives.

7. At least annually reviews and approves the target return on equity to be used in the Management Committee Incentive Compensation Plan.

8. Evaluates the performance of the members of the Boards of Directors of United Bancorp, Inc. and its subsidiary banks, reviews the compensation of directors, reviews and provides counsel on board committee structure, and proposes new directors or responds to director candidates proposed by the chairman and chief executive officer, or other directors.

9. Annually evaluates the members of the board of directors, compensation and audit & compliance committees and makes a determination that the independence rules of the SEC and NASDAQ are met, with the full board of directors to ratify this action.

                                    Page C-1

                           [UNITED BANCORD INC LOGO]

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 2005

The undersigned hereby appoints David S. Hickman and Robert K. Chapman, and either of them, with full power of substitution, as Proxies for the undersigned, to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. (the "Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 19, 2005 at 4:30 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                                   PROPOSAL 1

  To elect three directors constituting Class II of the Board of Directors, to serve for three years until the 2008 Annual Meeting of Shareholders, upon the election and qualification of their successors:

                           Class II Director Nominees:

                                  JOHN H. FOSS

                               JAMES G. HAEUSSLER

                                DAVID S. HICKMAN

                            Please mark only one box
  -  FOR all nominees              -  FOR, except vote withheld from the
                                      following nominees:
  -  WITHHELD from all nominees

                                    Witness my hand and seal this _______ day of _____________, 2005.

                                    -------------------------------------------
                                                     (Signature)
                                    -------------------------------------------
                                                     (Signature)

          Note: Please sign exactly as your name appears on this Proxy.
     If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
              If shares are held jointly, each holder should sign.